UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒                                        Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2
CARETRUST REIT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

24901 DANA POINT HARBOR DR, SUITE A200, DANA POINT, CALIFORNIA 92629
Notice of Annual Meeting
of Stockholders

Date: Wednesday, April 29, 2026	Time: 8:30 a.m., PDT	Place: Company Offices 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629

The annual meeting of the stockholders (the “Annual Meeting”) of CareTrust REIT, Inc. (the “Company,” “we,” “our,” or “us”) will be held at the Company’s offices located at 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629, at 8:30 a.m. PDT, on Wednesday, April 29, 2026, for the following purposes:

1
To elect Ms. Diana M. Laing, Ms. Anne Olson, Mr. Spencer G. Plumb, Mr. David M. Sedgwick, Mr. Gregory K. Stapley and Ms. Careina D. Williams to the Board of Directors to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2	To approve, on an advisory basis, the compensation of the Company’s named executive officers.
3	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
4	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The accompanying Proxy Statement more fully describes these matters and we urge you to read the information contained in the Proxy Statement carefully. The Board of Directors recommends a vote FOR the election to the Board of Directors of each of the Board of Director’s six director nominees, FOR the compensation of our named executive officers, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
We are requesting that you register in advance if you plan to attend the Annual Meeting in person so we may ensure we have adequate space for all attendees. Please email us at ir@caretrustreit.com with the number of planned in-person attendees no later than 5:00 p.m. PDT on April 24, 2026 if you plan to attend the Annual Meeting in person.
CareTrust REIT, Inc.
By order of the Board Of Directors,
James B. Callister
Secretary
Dated: March 13, 2026
Dana Point, California

YOUR VOTE IS IMPORTANT
Whether or not you expect to attend the Annual Meeting, please submit your proxy as soon as possible.
IMPORTANT NOTICE
Only stockholders of record of the Company’s issued and outstanding common stock as of the close of business on MARCH 5, 2026, the record date, will be entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

24901 DANA POINT HARBOR DR, SUITE A200, DANA POINT, CALIFORNIA 92629

Proxy Statement for the Annual Meeting of Stockholders to be
held on April 29, 2026
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of CareTrust REIT, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Company’s offices located at 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629, at 8:30 a.m. PDT, on Wednesday, April 29, 2026 (the “Annual Meeting”). On or about March 13, 2026, proxy materials for the Annual Meeting, including this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (“Annual Report”), will be made available to stockholders entitled to vote at the Annual Meeting.
When used in this Proxy Statement, the terms “we,” “us,” “our,” “CareTrust REIT,” or the “Company” refer to CareTrust REIT, Inc. and its subsidiaries unless the context requires otherwise.
Important Notice Regarding Internet Availability of Proxy Materials
This Proxy Statement and our Annual Report are available on the Internet at www.proxyvote.com. These materials are also available in the “Investor” section of our website at www.caretrustreit.com. References to our website in this Proxy Statement are provided for convenience only and the content on our website does not constitute part of this Proxy Statement.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	1

General Information About
the Annual Meeting
Annual Meeting Proposals

1	2	3

Election of Six Directors	Approval, on an advisory basis, of executive compensation	Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

FOR See page 6	FOR See page 59	FOR See page 61

Attending the Annual Meeting
We are requesting that you register in advance if you plan to attend the Annual Meeting in person so we may ensure we have adequate space for all attendees. Please email us at ir@caretrustreit.com with the number of planned in-person attendees no later than 5:00 p.m. PDT on April 24, 2026 if you plan to attend the Annual Meeting in person.
Available Voting Methods
Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you should vote your shares by using one of the methods described below to ensure your shares will be counted.
Stockholders of record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the “stockholder of record” with respect to those shares and the proxy materials were made available directly to you by the Company. Stockholders of record may vote in any of the following ways:

By Internet: Go to http://www.proxyvote.com to submit a proxy instructing how your shares are to be voted at the Annual Meeting.
By Mail:
Complete, sign, date and return the proxy card enclosed with your proxy materials if you received a printed copy of the proxy materials for the Annual Meeting to submit a proxy instructing how your shares are to be voted at the Annual Meeting.
	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions to submit a proxy instructing how your shares are to be voted at the Annual Meeting.	In Person: Attend the Annual Meeting in person and vote your shares at the meeting.

2	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Beneficial stockholders. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If your shares are held in street name, you are considered the “beneficial stockholder” of such shares and the proxy materials were made available to you by the organization holding your shares. As a beneficial stockholder, you may submit your voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability (see “— Notice of Internet Availability” below), or, if you received a printed copy of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided in the voting instruction form sent by your broker, bank or other nominee. If you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
If you receive more than one Notice of Internet Availability or set of proxy materials, it means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive.
Record Date and Quorum Requirements
Our Board of Directors has fixed March 5, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 223,237,235 shares of our common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote, and all shares of Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.
To constitute a quorum for the conduct of business at the Annual Meeting, a majority of the votes entitled to be cast at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining the existence of a quorum.
Deadline for Voting Your Shares
If you are a stockholder of record, your proxy must be received by the Internet, mail or telephone by 11:59 p.m. Eastern Time on April 28, 2026 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record you may also attend the Annual Meeting and vote your shares in person at the meeting or, if you received a copy of the proxy materials by mail, you may submit your signed and dated proxy card at the Annual Meeting so that it is received by the Company before the polls close for voting at the Annual Meeting.
If you hold your shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares or, if you have obtained a legal proxy from the broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, you may present your legal proxy at the Annual Meeting and vote in person at the meeting.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	3

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	TABLE OF CONTENTS
Changing Your Vote or Revoking a Previously Submitted Proxy
If you are a stockholder of record, you have the power to change or revoke a previously submitted proxy at any time before it is exercised by: delivering to the Secretary of the Company, before the polls close at the Annual Meeting, an instrument revoking such proxy; properly submitting a proxy on a later date via Internet or by telephone or mail by 11:59 p.m. Eastern Time on April 28, 2026; or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy. For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the broker, bank or other nominee holding your shares by the deadline for voting specified in the voting instructions provided by your broker, bank or other nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
Required Vote
Election of Directors (Proposal 1): Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee must exceed the number of votes cast AGAINST the nominee). The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected at an annual meeting of stockholders. In such circumstances, directors will instead be elected by a plurality of all the votes cast in the election of directors at the annual meeting at which a quorum is present. The election of directors at the Annual Meeting is not contested.
Under Maryland law, if an incumbent director is not re-elected at a meeting of stockholders at which he or she stands for re-election, then the incumbent director continues to serve in office as a holdover director until his or her successor is elected. To address this “holdover” issue, our Amended and Restated Bylaws (“Bylaws”) provide that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the Board. The nominating and corporate governance committee will then make a recommendation to our Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will act on the nominating and corporate governance committee’s recommendation and publicly disclose its decision, along with its rationale, within 90 days after the date of the certification of the election results.
Other Items (Proposals 2 and 3): Once a quorum has been established, pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of the stockholders at the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting. Notwithstanding this vote standard required by our Bylaws, Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of Deloitte as our independent registered public accounting firm) are only advisory votes and are not binding on us. Our Board of Directors (or an authorized committee of the Board of Directors) will consider the outcome of the vote on these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders.
How Votes Are Counted at the Annual Meeting
For Proposal 1 (election of directors), Proposal 2 (advisory approval of named executive officer compensation) and Proposal 3 (ratification of the appointment of Deloitte as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN.

4	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	GENERAL INFORMATION ABOUT THE ANNUAL MEETING
For each proposal, shares voted ABSTAIN will not be counted as a vote cast on such proposal and therefore will not be counted in determining the outcome of the proposal.
If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the stockholder. Proposal 3 (ratification of the appointment of Deloitte as our independent registered public accounting firm) is considered a routine matter, while Proposal 1 (election of directors) and Proposal 2 (advisory approval of named executive officer compensation) are each considered a non-routine matter. Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 3, but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be voted on Proposal 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” for each of Proposals 1 and 2. A broker non-vote will not be counted in determining the outcome of Proposals 1 and 2 because it will not be considered a vote cast on those proposals.
If you properly submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the items listed above in the Notice of Annual Meeting, your shares will be voted as recommended by the Board of Directors on those items.
Solicitation of Proxies
The expenses of preparing, assembling, printing and mailing the materials for the Annual Meeting will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone or email. Our officers, directors and employees will not receive additional compensation for any such solicitation efforts. We do not anticipate paying any compensation to any other party for the solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. We may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although we do not currently expect to retain such a firm, we estimate that the fees of any such firm retained by us could be up to $50,000 plus out-of-pocket expenses, all of which would be paid by us.
Notice of Internet Availability
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including our Proxy Statement and our Annual Report, to stockholders on the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders that did not request to receive paper copies of our proxy materials and Annual Report or are otherwise receiving our proxy materials electronically by email. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. All stockholders who do not receive a Notice of Internet Availability, or who have not consented to receive their proxy materials electronically by email, will receive a printed copy of the proxy materials by mail.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	5

Proposal One:
Election of Directors
General
Our Board of Directors is currently comprised of six directors, with each director serving a term that continues until the Annual Meeting and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. As further described below, our Board of Directors has selected six director nominees for election at the Annual Meeting.
Our Board of Directors selected Ms. Diana M. Laing, Ms. Anne Olson, Mr. Spencer G. Plumb, Mr. David M. Sedgwick, Mr. Gregory K. Stapley and Ms. Careina D. Williams as its nominees for election to our Board at the Annual Meeting. All of our director nominees, except for Mr. Gregory K. Stapley, were previously elected to serve on our Board of Directors by our stockholders for their current term ending at the Annual Meeting. On October 21, 2025, the Board of Directors unanimously increased the size of the Company’s Board of Directors from five to six directors and appointed Mr. Gregory K. Stapley to the Board of Directors, effective as of January 1, 2026. If all of the director nominees are elected to the Board at the Annual Meeting, our Board of Directors will continue to consist of six directors immediately following the Annual Meeting.
Each of the nominees standing for election has consented to being named in this Proxy Statement and to serve as a director if elected. We have no reason to believe that any nominee will be unable or unwilling for good cause to serve if elected. In the event any nominee is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the persons who are designated as proxy holders may exercise discretionary authority to vote for a substitute nominee selected by our Board of Directors or our Board of Directors may reduce the number of directors on the Board.

6	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	PROPOSAL 1: ELECTION OF DIRECTORS
Director Nominees
Set forth below is biographical information about each of our director nominees. Such information is current as of the date of this Proxy Statement. The information presented below for each director nominee includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such individual should be nominated to serve on our Board of Directors in light of our business. Three members of our Board of Directors, including our Chair of the Board, are female (Mses. Laing, Olson and Williams). In addition, one of our directors, Ms. Williams, self-identifies as African American.

Name	Age	Director Since

Diana M. Laing, Chair of the Board	71	2019
Anne Olson	49	2022
Spencer G. Plumb	51	2017
David M. Sedgwick	50	2022
Gregory K. Stapley	66	2026*
Careina D. Williams	50	2022
*Gregory K. Stapley previously served as a member of our Board of Directors since CareTrust REIT’s formation in 2013 until his retirement in June 2022, having also previously served as our Chief Executive Officer during the period until January 1, 2022. Recognized by our Board of Directors for his deep knowledge of the Company and our industry, the Board of Directors identified Mr. Stapley as a director candidate and unanimously approved his re-appointment to the Board of Directors effective January 1, 2026.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	7

PROPOSAL 1: ELECTION OF DIRECTORS	TABLE OF CONTENTS
Director Skills and Qualifications
We believe that our Board of Directors should collectively possess a range of skills and qualifications to enable the Board to effectively oversee management, address the Company’s evolving needs and represent the long-term interests of our stockholders. We believe that our Board possesses expertise in the following areas:

Healthcare
As a healthcare real estate company focused on acquiring and leasing senior housing, skilled nursing and care home properties, we believe it is valuable to the Company for a director to have experience in the healthcare industry so we can understand and adapt to our tenants’ needs.

Commercial Real Estate
Experience in real estate development, expansion, acquisition and/or divestment, and in large-scale and long-term investments offers valuable insight and provides key guidance to management. Additionally, experience operating within the REIT structure and maintaining REIT status brings valuable experience to inform the Board’s oversight in this area.

Mergers & Acquisitions
We seek opportunities for organic and inorganic growth and may acquire other real estate operations. A Board member with experience in M&A, including in evaluating proposed transactions and in post-acquisition integrations, provides valuable perspective and oversight as we seek to grow our business in existing and established markets.

Executive Leadership
We believe that executive leadership experience brings valuable perspective and insights to our Board and positions Board members to support and oversee our management team across a range of governance, strategic, operational and financial matters.

Capital Allocation We use debt, equity, and cash to grow our business. Board members with experience in these areas provide valuable insight to management.
Public Capital Markets
Significant capital is required to fund our operations and grow our business. Directors with experience in public capital markets provide valuable insight and perspective to these financing transactions.
Financial Reporting Literacy An understanding of accounting, finance and internal controls is essential to providing oversight of our financial reporting and internal control environment.
Talent, Culture and Compensation
Attracting, developing and retaining talent at all levels is vital to continuing our success. Experience in executive compensation, succession planning and human capital development provides valuable insight to the Board.

8	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	PROPOSAL 1: ELECTION OF DIRECTORS
Diana
M. Laing
Age: 71
Director Since: 2019
Qualifications:
–Commercial Real Estate
–Mergers & Acquisitions
–Executive Leadership
–Capital Allocation
–Public Capital Markets
–Financial Reporting Literacy
–Talent, Culture and Compensation
Diana M. Laing has served as a member of our Board of Directors since 2019, as Chair of the Board since June 2022, and as our lead independent director from January 2022 to June 2022. Ms. Laing was the Interim Executive Vice President (from October 2018 until May 2019) and Interim Chief Financial Officer (from November 2018 until May 2019) of Alexander & Baldwin, Inc. (NYSE:ALEX), a Hawaii-based publicly-traded commercial real estate investment trust (“REIT”), which completed its conversion to REIT status as of the 2017 tax year. From 2014 until June 2018, Ms. Laing was the Chief Financial Officer of American Homes 4 Rent (NYSE:AMH), a publicly-traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties. From May 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She currently serves as an independent director on the board of directors of The Macerich Company (NYSE:MAC) and Host Hotels & Resorts (Nasdaq:HST). Ms. Laing also previously served as an independent director on the board of directors of Alexander & Baldwin, Inc. (NYSE:ALEX) and Spirit Realty Capital, Inc. (NYSE: SRC). She is a member of the board of directors of the RREEF Core Plus Industrial Fund.
Ms. Laing’s executive leadership experience in multiple REITs and other real estate companies, network of relationships with other real estate professionals, and extensive experience with public companies in accounting, financial reporting, capital markets and finance, qualify her to serve on our Board of Directors.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS	TABLE OF CONTENTS
Anne Olson
Age: 49
Director Since: 2022
Qualifications:
–Commercial Real Estate
–Executive Leadership
–Capital Allocation
–Public Capital Markets
–Financial Reporting Literacy
–Talent, Culture and Compensation
Anne Olson has served as a member of our Board of Directors since 2022. Ms. Olson currently serves as Chief Executive Officer and Trustee of Centerspace (NYSE:CSR), a multifamily-focused real estate investment trust. She joined Centerspace in April 2017 and had served as the company’s Chief Operating Officer since June 2018 where she led operations, asset management, technology, legal and internal audit functions. Since joining Centerspace, Ms. Olson has overseen more than $800 million of dispositions and the expansion of Centerspace’s market presence in the Mountain West. Prior to joining Centerspace, Ms. Olson had been in the private practice of law, most recently as a Partner in Dorsey & Whitney LLP’s Real Estate Practice Group, where she focused on development and investment real estate for publicly traded registered REITs, including Centerspace, as well as private equity funds and national developers and owners. Prior to 2011, Ms. Olson served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, including providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy. Ms. Olson holds a B.A. in English from Drake University and earned her J.D. with highest honors from Drake University Law School.
Ms. Olson’s executive leadership experience in a growing public REIT, expertise in complex real estate transactions, proficiency in corporate governance matters, legal experience working in and advising public and other companies, and general real estate knowledge and experience qualify her to serve on our Board of Directors.

Spencer G. Plumb
Age: 51
Director Since: 2017
Qualifications:
–Commercial Real Estate
–Mergers & Acquisitions
–Executive Leadership
–Capital Allocation
–Public Capital Markets
–Financial Reporting Literacy
–Talent, Culture and Compensation
Spencer G. Plumb has served as a member of our Board of Directors since 2017. Mr. Plumb serves as President and Chief Executive Officer of Sabin Holdings, LLC, a global real estate platform launched in 2016. Prior to Sabin Holdings, LLC, Mr. Plumb co-founded Excel Trust, Inc. (formerly NYSE:EXL) in 2009 and served as its President and Chief Operating Officer and as a member of its Board of Directors. Excel Trust, Inc. was acquired and taken private by Blackstone Property Partners in July 2015. In addition, Mr. Plumb has held various positions over his career with other public and private companies, including Excel Realty Holdings, Price Legacy Corporation, Excel Legacy Corporation, New Plan Excel Realty Trust, Excel Realty Trust, and Excel Interfinancial Corporation. Mr. Plumb also serves on the board of directors of The Sabin Children’s Foundation, whose mission is to relieve the distress of children around the world. Mr. Plumb received a B.A. in Economics from Brigham Young University.
Mr. Plumb’s leadership experience, his executive leadership experience in a REIT, and general real estate and REIT background qualify him to serve on our Board of Directors.

10	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	PROPOSAL 1: ELECTION OF DIRECTORS
David M. Sedgwick
Age: 50
Director Since: 2022
Qualifications:
–Healthcare
–Commercial Real Estate
–Mergers & Acquisitions
–Executive Leadership
–Capital Allocation
–Public Capital Markets
–Financial Reporting Literacy
–Talent, Culture and Compensation
David M. Sedgwick has served as a member of our board since June 2022, as our Chief Executive Officer since January 2022, and as our President since February 2021. He has led the company through its international M&A expansion into the U.K. and addition of its Senior Housing Operation Portfolio (“SHOP”) platform. Mr. Sedgwick has been with the Company since its inception in 2014, having also served as our Chief Operating Officer from August 2018 through 2021, and as our Vice President-Operations from our formation in 2014 through August 2018. During his time at CareTrust, he has both led and been instrumental in the Company’s performance across core areas of the Company’s operations and strategy including new investments, asset management, and capital markets. Mr. Sedgwick serves as a member of the Nareit Advisory Board of Governors and as a member of the University of Southern California’s Tavakoli Center for Real Estate Advisory Board. Prior to joining CareTrust, Mr. Sedgwick served in several key leadership roles at The Ensign Group, Inc. (Nasdaq: ENSG) from 2001 to 2014, including facility CEO (operating 5 properties in 3 states), Cluster Leader, President of Doctors Express (an urgent care division), and President of Facility Services & Chief Human Capital Officer. Mr. Sedgwick has been a licensed nursing home administrator since 2001 and holds a B.S. from Brigham Young University and an M.B.A. from the University of Southern California.
Mr. Sedgwick’s extensive operating experience and executive experience with CareTrust since our founding brings to the Board a deep understanding of our business and operations, critical knowledge of our properties and key tenants, substantial industry contacts and knowledge and understanding of the healthcare business in general that qualify him to serve on our Board of Directors.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS	TABLE OF CONTENTS
Gregory K. Stapley
Age: 66
Director Since: 2026
Qualifications:
–Healthcare
–Commercial Real Estate
–Mergers & Acquisitions
–Executive Leadership
–Capital Allocation
–Public Capital Markets
–Financial Reporting Literacy
–Talent, Culture and Compensation
Gregory K. Stapley is standing for election for the first time at the Annual Meeting after rejoining the Board of Directors. He previously served as a member of our Board of Directors from CareTrust REIT’s formation in 2013 until June 2022. Mr. Stapley has also served as our Executive Chairman from January 2022 to June 2022, Chairman from 2014 to January 2022, President from our formation in 2013 until February 2021 and Chief Executive Officer from our formation until January 2022, when he retired to accept a three-year voluntary assignment overseeing daily operations of a mission for The Church of Jesus Christ of Latter-day Saints in Mexico. Prior to founding CareTrust REIT, he served as Executive Vice President and Secretary of The Ensign Group, Inc. (“Ensign”), where he was instrumental in assembling the real estate portfolio that became CareTrust REIT’s initial asset base at the time CareTrust REIT became an independent company in 2014. A co-founder of Ensign, he also served as Ensign’s Vice President, General Counsel and Assistant Secretary beginning shortly after Ensign’s founding in 1999. Mr. Stapley previously served as General Counsel for the Sedgwick Companies, an Orange County-based manufacturer, wholesaler and retailer with 192 retail outlets across the United States. Prior to that, Mr. Stapley was an equity member of the Phoenix law firm of Jennings, Strouss & Salmon PLC, where his practice emphasized real estate transactions and government relations. Mr. Stapley is Mr. Sedgwick’s brother-in-law.
Mr. Stapley brings to the Board extensive management experience, critical knowledge of our properties and key tenants, substantial industry contacts and knowledge and understanding of the healthcare business in general.

12	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	PROPOSAL 1: ELECTION OF DIRECTORS
Careina D. Williams
Age: 50
Director Since: 2022
Qualifications:
–Commercial Real Estate
–Executive Leadership
–Capital Allocation
–Public Capital Markets
–Financial Reporting Literacy
–Talent, Culture and Compensation
Careina D. Williams has served as a member of our Board of Directors since 2022. Ms. Williams is the Founder and Managing Partner of Caro Investors. Ms. Williams has over two decades of real estate investment and finance experience, largely on behalf of institutional investors. Caro Investors is an investment management firm domiciled in Maryland. The firm’s flagship product intends to deploy capital into middle-market private debt instruments with underlying commercial real estate exposure in U.S. markets and product types that Caro believes to be more resilient. Ms. Williams most recently served as a Managing Director and Portfolio Manager of Sundance Bay Debt Opportunity Fund. Ms. Williams served as a member of Sundance Bay’s Advisory Board from 2018 to 2020 prior to joining the firm as a Principal. In addition, from 2017 to 2018, Ms. Williams served as Chief Operating Officer of Zero G Capital Management LLC, an equity hedge fund, and from 2012 to 2017, Ms. Williams served as Principal, Acquisitions and Asset Management at Artemis Real Estate Partners, a real estate investment manager with a focus on multifamily, industrial, office, retail, hospitality, senior housing and medical office. Prior to her role at Artemis Real Estate Partners, from 2003 to 2012, Ms. Williams served as a Principal, Investments at Capri Capital Partners, LLC. Ms. Williams serves as a Trustee and Member of the Investments & Endowment Committee of the United Church of Christ, and previously served as a Trustee and Chair of the Finance & Endowment Committee for Peoples Congregational Church of the United Church of Christ. Ms. Williams is also a member of the Urban Land Institute Commercial & Retail Development Council (Silver). Ms. Williams received an A.B. in Economics from Harvard University and an M.B.A. from Harvard Business School.
Ms. Williams’ expertise in credit analysis, her network of relationships within the real estate industry, her experience in underwriting, financing, acquiring and managing real estate across a broad array of sub-classes, and her experience with environmental and sustainability issues in real estate qualify her to serve on our Board of Directors.
Recommendation of the Board of Directors

Vote
Our Board of Directors recommends that the stockholders vote FOR the election of each of the six director nominees listed above. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each such director nominee.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	13

Corporate Governance
Director Independence
Our Board of Directors has affirmatively determined that a supermajority of the members of our Board of Directors (Diana M. Laing, Anne Olson, Spencer G. Plumb and Careina D. Williams) do not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and that each such director is an independent director under the applicable rules of The New York Stock Exchange (“NYSE”). In this Proxy Statement, the aforementioned directors are referred to as our “Independent Directors.” Our Board of Directors has determined that neither Mr. Sedgwick nor Mr. Stapley qualify as independent directors under the applicable NYSE listing rules. Our Independent Directors, together with Mr. Stapley, are referred to in this Proxy Statement as our “Non-Employee Directors.”
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chair of the Board, as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board currently separates the roles of Chief Executive Officer and Chair of the Board. Ms. Laing, who previously served as the Company’s lead independent director, became our independent Chair of the Board in June 2022, a position she has held since that time. The Board believes that having a separate Chief Executive Officer and an independent Board Chair at this time allows Mr. Sedgwick to focus on the operations of our business while the Chair can focus her attention on leading the Board in its responsibilities.
Our Board of Directors acknowledges that no single leadership model is right for all companies at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.
Board Role in Risk Oversight
Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.
Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our audit committee is responsible for overseeing our overall risk assessment and risk management program as well as the Company’s major financial risk exposures. The audit committee reviews at least annually our enterprise risks and related risk management program, including the steps management has taken to monitor and control risk exposure. As further described in Part I, Item 1C of our Annual Report, our audit committee also oversees cybersecurity matters and steps taken by management to manage cybersecurity-related risks. Our nominating and corporate governance committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture

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that encourages commitment to ethical conduct and a commitment to compliance with the law. As further described below, our compensation committee oversees risks related to our compensation programs and also considers the Company’s human capital management through its oversight of our Company’s corporate culture, succession planning and senior leadership development. Our sustainability and corporate responsibility committee (the “SCR committee”) oversees climate-related risks and opportunities, as well as risks relating to the Company’s sustainability and corporate responsibility policies and initiatives. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.
Our Board of Directors believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “— Board Leadership Structure” above.
Compensation Risk Assessment. The compensation committee identifies and considers risks related to our compensation policies and practices, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The compensation committee has concluded that the current compensation program does not encourage inappropriate or excessive risk-taking. In making its determination, the compensation committee has considered the overall compensation structure and the following compensation program risk-mitigating factors: (i) each named executive officer’s direct compensation under our executive compensation program consists primarily of a fixed base salary, an annual incentive bonus opportunity and long-term equity incentive awards; (ii) annual incentive bonuses are balanced with long-term equity incentives, which are generally subject to a multi-year vesting schedule; (iii) performance measures are tied to a range of conditions that are not solely dependent on stock price; (iv) performance goals are in tension with each other in order to balance risk; (v) comparative compensation data is reviewed to maintain competitive compensation levels in light of industry, size and performance; (vi) equity awards do not provide minimum guaranteed payouts; (vii) equity awards (particularly short-term incentives) have capped payouts; (viii) stock ownership guidelines are in place to help ensure that executives have significant value tied to performance; (ix) the Board has adopted a clawback policy that provides for recovery of erroneously awarded incentive compensation; and (x) the Company maintains strong internal financial controls that are designed to avoid erroneously awarding compensation.
Meetings and Attendance
During the year ended December 31, 2025, our Board of Directors held seven meetings. Each member of the Board during 2025 attended 100 percent of the aggregate of all meetings of our Board and meetings of our Board committees on which he or she served during the period that he or she served in fiscal 2025. In addition, the Non-Employee Directors regularly meet in executive sessions at which only Non-Employee Directors are present. These executive sessions, which are chaired by our independent Chair of the Board, Ms. Laing, are held multiple times during the year and generally in conjunction with our regularly scheduled meetings of the Board of Directors.
Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders, we encourage our directors to attend. All of our directors attended the 2025 annual meeting of stockholders.

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CORPORATE GOVERNANCE	TABLE OF CONTENTS
Committees of the Board of Directors
Our Board of Directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a sustainability and corporate responsibility committee. Each such committee has a written charter, a copy of which is posted on our website at www.caretrustreit.com under the Investors — Governance section. Each of our Board committees meets, at times, without management present. The following table presents the composition of the committees of our Board of Directors as of the date of this Proxy Statement and the number of meetings held by each committee in 2025:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability & Corporate Responsibility Committee

Diana M. Laing		●	●	Chair
Anne Olson	●		Chair	●
Spencer G. Plumb	●	Chair	●
Careina D. Williams	Chair	●		●
David M. Sedgwick
Gregory K. Stapley
Total Meetings in 2025	4	7	4	3
Audit Committee. All members of the audit committee meet the independence requirements set forth by the SEC and the NYSE listing standards. Each member of our audit committee is financially literate in accordance with the NYSE listing standards. Our Board of Directors has determined that each of Mses. Olson and Williams and Mr. Plumb qualify as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. This designation is a disclosure requirement of the SEC related to the experience and understanding of each of Mses. Olson and Williams and Mr. Plumb with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than those generally imposed as a member of our audit committee and our Board of Directors, and such designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or Board of Directors. The primary functions of this committee include, among other things, to:
•be responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;
•review and approve in advance all permitted audit and non-audit engagements and relationships between us and our independent registered public accounting firm;
•evaluate our independent registered public accounting firm’s qualifications, independence and performance;
•review and discuss with our independent registered public accounting firm their audit plan, including the timing and scope of audit activities;
•discuss with our management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly consolidated financial statements;
•review our critical accounting policies and practices;
•review the adequacy and effectiveness of our accounting and internal control policies and procedures;
•review with our management any significant deficiencies and material weaknesses in the design and operation of our internal controls;

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•review with our management any fraud that involves management or other employees who have a significant role in our internal control over financial reporting;
•oversee cybersecurity matters, including assisting our Board of Directors in fulfilling its enterprise risk oversight responsibility by periodically assessing and recommending appropriate responses to cybersecurity-related risks;
•establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
•review on an ongoing basis and approve or disapprove related party transactions; and
•prepare the audit committee report required by the rules of the SEC to be included in our annual proxy statement.
Representatives of our independent registered public accounting firm and our internal financial personnel regularly meet privately with and have unrestricted access to the audit committee.
Compensation Committee. All members of the compensation committee meet the independence requirements set forth by the NYSE listing standards. Each member of the compensation committee is a “non-employee director” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The primary functions of this committee include, among other things, to:
•review executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and adopt new, or amend existing, executive compensation plans as appropriate;
•evaluate the performance of our Chief Executive Officer and other executive officers;
•review and approve the compensation of our executive officers, including salary and bonus awards;
•review and make recommendations to the Board regarding compensation to directors for service on the Board and its committees;
•administer our various employee benefit and equity incentive programs and approve the grant of equity awards to our employees (or establish parameters for the grant of equity awards by an equity awards committee designated by our Board of Directors, which is currently comprised of one director, Mr. Sedgwick, to approve the grant of equity awards to employees of the Company who are not officers for purposes of Section 16 of the Exchange Act);
•administer the Company’s policy regarding the recoupment of certain compensation payments, which we refer to as our “clawback” policy;
•review and discuss with management our Compensation Discussion and Analysis and recommend to the Board whether the Compensation Discussion and Analysis should be included in the annual proxy statement or annual report, as applicable; and
•prepare an annual report on executive compensation for inclusion in our proxy statement.
The compensation committee may delegate any or all of its responsibilities to a subcommittee consisting of at least two members to the extent consistent with the Company’s Articles of Amendment and Restatement (as so amended, the “Charter”) and Bylaws, applicable law and the rules and regulations of the NYSE. The compensation committee has no current intention to delegate any of its other responsibilities to a subcommittee. The compensation committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the compensation committee considers, among other things, the recommendations of the Chief Executive Officer.

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CORPORATE GOVERNANCE	TABLE OF CONTENTS
Pursuant to its charter, the compensation committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to advise the compensation committee with respect to amounts or forms of executive and director compensation or in carrying out its other responsibilities. The compensation committee retains a compensation consultant to advise the committee with respect to the executive compensation program and, prior to 2024, the compensation committee generally did so on a biannual basis. Since 2024, the compensation committee has engaged a compensation consultant annually. In 2024, the compensation committee re-engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its compensation consultant to provide advice and analysis on executive compensation and director compensation matters, including competitive market data, trends and best practices. The results of this review informed the compensation committee’s compensation decisions for 2025, including to help inform the equity awards granted to the executive officers in December 2024 as well as changes to the long-term incentive award program for 2025 following the committee’s consideration of the outcome of the advisory vote on the compensation of our named executive officers (also known as the “say-on-pay vote”) at the Company’s 2025 annual meeting of stockholders as discussed in the “Compensation Discussion and Analysis” section below. As discussed under “Compensation Discussion and Analysis — Role of the Compensation Consultant” below, the compensation committee has assessed the independence of Pearl Meyer and has concluded that its engagement of Pearl Meyer does not raise any conflict of interest with the Company.
Nominating and Corporate Governance Committee. The primary responsibilities of the nominating and corporate governance committee are to, among other things:
•assist in identifying, recruiting and, if appropriate, interviewing candidates qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors and the nominating and corporate governance committee;
•recommend to our Board of Directors individuals qualified to serve as directors and on committees of our Board of Directors;
•advise our Board of Directors with respect to Board composition, procedures and committees;
•recommend to our Board of Directors certain corporate governance matters and practices; and
•conduct an annual self-evaluation of our Board of Directors.
Sustainability & Corporate Responsibility Committee. The primary responsibilities of the SCR committee are to, among other things:
•work with management to create and recommend policies relating to our sustainability and corporate responsibility philosophies and initiatives for approval by our Board of Directors;
•to the extent our employee incentive plans for senior management include targets relating to our sustainability and corporate responsibility initiatives, assist the compensation committee in setting and administering any sustainability and corporate responsibility components of our executive incentive compensation plans;
•review our public sustainability and corporate responsibility communication plans and any reports to be issued in connection with our sustainability and corporate responsibility initiatives;
•as requested by the nominating and corporate governance committee, review and make recommendations to our Board of Directors with respect to stockholder proposals relating to sustainability and corporate responsibility matters; and
•assist our Board of Directors in fulfilling its enterprise risk oversight responsibility by periodically assessing and recommending appropriate responses to risks relating to sustainability and corporate responsibility matters, including oversight of climate-related risks and opportunities.

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The Company’s Director Nomination Process
As indicated above, our nominating and corporate governance committee is responsible for overseeing the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including the qualities and skills that members of our Board of Directors are expected to possess. Under our nominating and corporate governance committee charter, which is available on our website at www.caretrustreit.com under the Investors - Governance section, these criteria include the candidate’s knowledge, experience, skills and expertise. Our nominating and corporate governance committee oversees the process to identify and evaluate individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee makes recommendations to our Board of Directors regarding the selection of director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of our stockholders.
We believe it is important to have an appropriate mix of backgrounds, skills, perspectives and experiences for the optimal functionality of the Board of Directors. Three members of our Board of Directors, including our Chair of the Board, are female (Mses. Laing, Olson and Williams), representing 50% of the members of our Board and more than 60% of our Non-Employee Directors. In addition, one of our directors, Ms. Williams, self-identifies as African American. In addition to Ms. Laing’s service as Chair of the Board, each of these Board members serves in a leadership role on our Board of Directors as Chair of one of our Board committees, with Ms. Laing serving as Chair of the sustainability & corporate responsibility committee, Ms. Olson serving as Chair of the nominating and corporate governance committee and Ms. Williams serving as Chair of the audit committee.
Our nominating and corporate governance committee charter requires that the nominating and corporate governance committee consider each candidate’s background and qualifications, including knowledge, ability, judgment, skills and experience, in the context of the needs and current make-up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for the Board of Directors to collectively possess relevant operational or other leadership in the healthcare or commercial real estate sectors, executive leadership experience in publicly-traded companies or other large, complex organizations, and finance and strategic planning experience related to capital allocation, mergers and acquisitions, especially in the healthcare and real estate industries, capital markets experience and experience managing or overseeing an organization’s talent, culture and compensation. These considerations help the Board of Directors as a whole to have the appropriate mix of skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee annually reviews and evaluates its performance, as well as the overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company.
The nominating and corporate governance committee will consider candidates for election or appointment to the Board recommended by stockholders. If a stockholder wishes to recommend a director candidate, the recommendation should be submitted in writing to the Chair, nominating and corporate governance committee, care of the Secretary of the Company, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 11 of Article II of our Bylaws, a copy of which will be made available upon request. The nominating and corporate governance committee may request additional information concerning the director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board of Directors. Stockholders recommending candidates for consideration by our Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting. All recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.

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CORPORATE GOVERNANCE	TABLE OF CONTENTS
Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the nominating and corporate governance committee as described above) must deliver written notice to our Secretary in the manner described in Section 11 of Article II of our Bylaws and within the time periods set forth at the end of this Proxy Statement under the section “Stockholder Proposals and Director Nominations for 2027 Annual Meeting of Stockholders.”
Communications with Directors
Stockholders and other interested parties who would like to send communications to our Board, our Chair of the Board, any Board committee or our Non-Employee Directors or Independent Directors as a group may do so by submitting such communications to our Secretary at CareTrust REIT, Inc., 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629. The name of any specific intended Board recipients should be clearly noted in the communication. We suggest, but do not require, that such submissions include the name and contact information of the stockholder or other individual making the submission and a description of the matter that is the subject of the communication. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors requests that certain items which are unrelated to the duties and responsibilities of the Board be excluded. The Secretary will not forward to the Board of Directors junk mail, job inquiries, business solicitations, offensive or otherwise inappropriate materials.
Corporate Governance Guidelines
We have adopted and approved corporate governance guidelines. We last updated our corporate governance guidelines in October 2025. The current corporate governance guidelines are available at our website at www.caretrustreit.com under “Governance Documents” in the Investors — Governance section of the website.
In general, the corporate governance guidelines address Board composition and selection, director qualification standards, director responsibilities, director orientation and continuing education, director compensation, director access to management, employees and independent advisors, director interaction with investors, analysts and press, the role of the Board in planning management succession, and the annual performance evaluation of the Board and its committees.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. We last updated our code of business conduct and ethics in November 2023 to more closely align its provisions with our continuing commitment to sustainability and corporate responsibility. The current code of business conduct and ethics is available at our website at www.caretrustreit.com under “Governance Documents” in the Investors — Governance section of the website. We intend to satisfy any disclosure required under applicable rules of the SEC or NYSE regarding an amendment to, or waiver from, a provision of this code of business conduct and ethics by posting such information on our website, at the address specified above.

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Insider Trading Policies and Procedures
We have adopted an insider trading policy governing, among other things, purchases, sales, and other dispositions involving our securities by our directors, officers, and employees. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the NYSE listing standards. Our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Because our insider trading policies and procedures are designed to address transactions in the Company’s securities by our directors, officers, and employees, we do not have formal insider trading policies or procedures that govern our purchase of the Company’s securities.
Board and Director Evaluation Process
Pursuant to the charter of the nominating and corporate governance committee, the nominating and corporate governance committee oversees an annual evaluation of the performance of the Board, including each committee of the Board. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations, processes and performance.
Succession Planning
The compensation committee is responsible for reviewing and making recommendations to the Board for executive officer development and retention and corporate succession plans for the Chief Executive Officer. The compensation committee also periodically works with appropriate members of management to review the Company’s general management succession plans. In performing these functions, the Chief Executive Officer makes available to the compensation committee his recommendations and evaluations of potential successors, along with his review of any development plans recommended for such individuals.

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Corporate Social Responsibility
and Sustainability
We believe that sustainable development practices and consistent attention to social and governance priorities will help enhance long-term value for stockholders. In addition, our Board of Directors recognizes the importance of our sustainability initiatives and the need to provide effective oversight of those initiatives. In support of these initiatives, in 2020, our Board established the SCR committee, a committee of the Board comprised solely of Independent Directors, and we also established an internal environmental, social and governance steering committee (“ESG steering committee”), which is made up of a representative group of our employees. Our ESG steering committee is an internal, multi-disciplinary body formed to support the Company’s on-going commitment to the environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company (collectively, “ESG Matters”). The ESG steering committee, among other things, assists the Company’s senior management in setting the Company’s general strategy related to ESG Matters and develops, proposes, implements and monitors initiatives and policies at the Company based on that strategy. Members of the ESG steering committee report regularly to the SCR committee of our Board of Directors. For more information on the SCR committee and its role in overseeing the ESG Matters, see “Corporate Governance — Committees of the Board of Directors.”
In 2025, we published our fifth annual Corporate Sustainability Report (our “2024 Corporate Sustainability Report”) as part of our ongoing commitment to provide regular reporting on our environmental, social and governance priorities. Our 2024 Corporate Sustainability Report outlines our high priority initiatives and goals for our company and our property portfolio. In our 2024 Corporate Sustainability Report, we included a Global Reporting Initiative (“GRI”) Index in reference to the GRI Standards as well as a Task Force on Climate-Related Financial Disclosures (“TCFD”) index to further align with applicable global standards for sustainability reporting.
We have also codified many of our existing sustainability practices and philosophies by adopting a set of policies and programs that address concerns such as human rights and environmental sustainability. A summary of these policies is provided below. In addition, copies of these policies and our 2024 Corporate Sustainability Report are posted on our website at www.caretrustreit.com under the Investors — Governance and Corporate Responsibility sections.
•Environmental, Social & Governance Policy. This policy sets forth, among other things, our commitment to reducing the environmental risks from our buildings and our business operations, our commitment to advancing these priorities through our incentive compensation plans and our operational and social and governance best practices.
•Policy on Human Rights & Responsibilities. We are committed to the dignity and rights of all people, especially those whose lives may be impacted by our properties and business activities. Our Policy on Human Rights and Responsibilities addresses, among other things, child labor, forced labor, the basic dignity of each resident and patient at our facilities, occupational health and safety, discrimination and the compensation and promotion of our employees.
•Policy on Human Capital. Our employees are at the heart of our Company and we are committed to their health, professional development and workplace satisfaction. Our core philosophies and policies in this regard, which are outlined in our Policy on Human Capital, relate to, among other things, our workforce and our commitment to maintaining a workplace free of unlawful discrimination, competitive compensation and benefits for our employees, and our commitment to employee retention, training, engagement and satisfaction.

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•Policy on Environmental Sustainability. We strive in our corporate offices, and encourage the operators of our net-leased properties, to more efficiently use resources and avoid or reduce practices that carry environmental risks or negative impacts. As part of our Policy on Environmental Sustainability, we have implemented several corporate office initiatives to promote environmental sustainability.
•Tenant Code of Conduct & Corporate Responsibility. Our Tenant Code of Conduct & Corporate Responsibility (the “Tenant Code”) aims to assist our triple-net tenants in maintaining, renovating, developing and operating their facilities in a manner consistent with generally accepted standards of sound governance. The Tenant Code establishes our Tenant ESG Program and provides our eligible triple-net tenants with monetary inducements to make sustainable improvements to our properties. Incentive options include a wide variety of opportunities for tenants to upgrade everything from energy and environmental systems to water-saving landscaping and more. We have allocated up to $500,000 to fund the Tenant ESG Program. As disclosed in our 2024 Corporate Sustainability Report, we tracked $145,383 in environmental improvements at our properties during the year ended December 31, 2024.
•Vendor Code of Conduct & Business Ethics. We expect our partners, suppliers and vendors, as well as their employees, agents and subcontractors, to comply with our Vendor Code of Conduct & Business Ethics (the “Vendor Code”). Our Vendor Code addresses, among other topics, confidentiality and data protection, human rights and labor standards, health and safety, fair competition and other business practices.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	23

Executive Officers
The following table presents information regarding our current executive officers. The information is current as of the date of this Proxy Statement:

Name	Age	Position

David M. Sedgwick	50	President and Chief Executive Officer
Derek Bunker*	38	Chief Financial Officer and Treasurer
James B. Callister	50	Chief Investment Officer and Secretary
*Mr. Bunker was appointed as our Chief Financial Officer effective January 1, 2026, succeeding William M. Wagner who retired as our Chief Financial Officer and Treasurer effective December 31, 2025.
Information on the business background of David M. Sedgwick is set forth under “Proposal 1: Election of Directors.”
Derek Bunker has served as our Chief Financial Officer and Treasurer since January 2026. Mr. Bunker served as our Senior Vice President of Strategy and Investor Relations from June 2025 to December 2025 after serving as a consultant to the Company from January 2025 to June 2025 to assist with the Company’s acquisition of Care REIT, plc. From December 2023 until he joined the Company, Mr. Bunker ran a post-acute healthcare consultancy and independent sponsor. From October 2019 to December 2022, he served as Chief Investment Officer, Executive Vice President and Secretary of The Pennant Group. Prior to that, he served as Vice President, Acquisitions and Business Legal Affairs at The Ensign Group from June 2015 to October 2019 and previously worked as an attorney at Latham & Watkins LLP, focusing on various finance, corporate governance, securities and transaction matters. Mr. Bunker received a J.D. from the University of Virginia School of Law and a B.A. in Philosophy from Brigham Young University.
James B. Callister has served as our Chief Investment Officer and Secretary since December 31, 2022 and served as our Executive Vice President and Secretary since July 2022. He previously served as our General Counsel and Secretary from February 2021 to July 2022. Prior to joining the Company, Mr. Callister worked as a real estate attorney and a partner at the law firm of Sherry Meyerhoff Hanson & Crance LLP and, before that, the law firm of O’Melveny & Myers LLP. Since 2008, he has worked almost exclusively on healthcare REIT transactions, closing on acquisitions or financings of over 300 skilled nursing, seniors housing, and independent living facilities on transactions involving the investment of over $2.5B across 35 states. Mr. Callister has assisted in the structuring, negotiating and closing of all of CareTrust’s acquisitions since its formation as a REIT. As an attorney, Mr. Callister worked for nearly 20 years in private practice representing and advising clients in a diverse array of real estate transactions. Mr. Callister’s transactions-based legal experience has focused on the representation of publicly-traded REITs in the acquisition, disposition, leasing, and financing of healthcare-related properties. Mr. Callister holds a B.A. in History from Brigham Young University and a J.D. from the J. Reuben Clark Law School at Brigham Young University, where he graduated magna cum laude.

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Compensation Discussion
and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the Company’s named executive officer compensation program and analyzes the compensation decisions made for our executive officers included in the Summary Compensation Table below (the “named executive officers”).
2025 Named Executive Officers
Our named executive officers for 2025 were:

David M. Sedgwick	President and Chief Executive Officer, who we also refer to as the “CEO”
William M. Wagner*	Former Chief Financial Officer and Treasurer, who we also refer to as the “CFO”
James B. Callister	Chief Investment Officer and Secretary, who we also refer to as the “CIO”
*On September 19, 2025, Mr. Wagner announced his retirement as Chief Financial Officer and Treasurer of the Company, effective December 31, 2025. On September 22, 2025, the Board of Directors appointed Derek Bunker to succeed Mr. Wagner as Chief Financial Officer and Treasurer of the Company effective as of January 1, 2026.
Executive Summary
Where we are Today
Today’s healthcare real estate market is characterized by strong long-term demand, favorable population demographics, varying access to capital among healthcare real estate owners and operators, and increasing differentiation between scaled, well-capitalized owners and smaller or more constrained market participants. This landscape has created—and will continue to create—near-term investment opportunities in which the ability to act decisively can meaningfully influence long-term growth, portfolio quality, and ultimately stockholder value.
In this environment, disciplined capital deployment has become the primary driver of growth and long-term stockholder value creation. In response to these conditions, CareTrust has meaningfully increased its scale, earnings capacity, and market presence through consistent execution across its investment platforms. Today, the Company owns, directly or indirectly through joint ventures, an international healthcare real estate portfolio of more than 400 skilled nursing facilities and senior housing communities and other properties across more than 30 states and the United Kingdom, substantially all of which are leased to a deep bench of quality operators under long-term triple-net arrangements. These properties include more than 130 care homes acquired by CareTrust in May 2025 upon the closing of its acquisition of Care REIT plc, which marked CareTrust’s entrance into the UK market and represented a strategic step in our mission to expand and diversify the Company’s portfolio of healthcare real estate assets. Since the acquisition, CareTrust has further expanded its UK care home platform through acquisition and more recently launched a SHOP platform, establishing multiple growth engines within a single, scaled platform. We continue to look for and execute on these transformational business opportunities.

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CareTrust has achieved this growth and sustained performance by placing leadership judgment in capital allocation—supported by underwriting discipline and balance sheet strength—at the center of its business strategy, performance objectives, and approach to executive compensation. As reflected in the chart below, CareTrust’s relative total stockholder return over the last three years has consistently outpaced that of its compensation peer group.
*Reflects value as of month end of $100 invested on 12/31/22, with reinvestment of dividends, as of each date shown, American Healthcare REIT IPO’d February 7, 2024 and is excluded from the chart above.
2025 Business Performance Highlights. 2025 was a transformational year for CareTrust, marked by exceptional operating performance, disciplined balance sheet management, and significant growth in scale and stockholder value. The Company delivered strong results across its key financial and strategic priorities, reflecting effective execution, expanded leadership scope, and continued progress toward long-term value creation. Key 2025 financial and operational achievements included:
•17% year-over-year growth in normalized funds from operators (“NFFO”) per share, ranking among the top-performing US REITs;
•Record capital deployment of $1,764 million, the highest annual investment level in Company history;
•77% year-over-year growth in market capitalization, surpassing $8 billion as of year-end 2025;
•Achievement of a 10-year total return of 493%, making CareTrust the top performing healthcare REIT over that period; and
•Maintenance of a conservatively positioned balance sheet, with an average quarterly net debt to normalized run-rate earnings before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation (“normalized run-rate EBITDA”) of 0.89x at year-end.
Strategically, CareTrust significantly expanded and diversified its platform in 2025, executing its first strategic M&A transaction which led to the Company’s diversification internationally through the acquisition of a UK-based healthcare real estate investment trust and establishing a SHOP platform, while continuing to scale its core skilled nursing portfolio.
CareTrust also successfully accessed the capital markets to support growth, completing more than $1.1 billion in equity issuances in 2025, including the Company’s largest single-day equity offering. In parallel, CareTrust strengthened its organizational and leadership capabilities—growing from 21 full-time employees at the end of 2024 to 43 full-time employees at the end of 2025—to support multiple growth engines and increasing investor engagement.

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2025 Say-on-Pay and Stockholder Outreach
The Board and compensation committee are committed to maintaining a thoughtful, transparent, and stockholder-aligned executive compensation program. At our 2025 annual meeting of stockholders, stockholders approved our executive compensation program with approximately 79% support. We appreciate this outcome and view engagement as an essential part of maintaining accountability and ensuring our program reflects evolving investor expectations and best practices.
We regularly meet with our stockholders to discuss business topics, seek feedback on performance, and address other matters, including executive compensation. As part of these efforts, following the 2025 annual meeting we reached out directly to stockholders representing approximately 73% of shares outstanding, including our largest investors. Stockholders owning approximately 57% of our shares outstanding either participated in engagement meetings or confirmed that a meeting was not necessary this year. The chair of the compensation committee participated in all engagement meetings, with support from senior management as appropriate.
Feedback from these discussions was overwhelmingly positive. Investors reaffirmed their confidence in the Company’s pay-for-performance philosophy and the compensation committee’s disciplined, balanced approach to executive compensation decisions (see “CEO Compensation Trajectory and Alignment with Company Growth” below for more detail). Investors also emphasized the importance of continued progress toward consistency in incentive design, transparency in disclosure, and clarity around the limited circumstances under which ”special” awards may be considered.
Below is a summary of what we heard from our investors and how we responded to their feedback:

What We Heard	What We Did

Strong support for pay decisions and continued emphasis on pay-for performance
•Maintained a disciplined, performance-based framework aligned with Company results and stockholder outcomes
•Continued to structure annual total direct compensation so that a substantial majority of executive pay is performance-based and at risk, including 88% of the CEO’s target compensation

Desire for greater clarity, consistency, and predictability in annual incentive design
•Standardized performance metric weightings across the executive team for annual incentives (“STI awards”)
•Harmonized payout opportunities with a clear 0%–300% of target structure and linear interpolation

Concern about the special 2024 performance award
•Clarified that the special 2024 performance award reflected an extraordinary year of execution that was not fully contemplated by the Company’s long-term incentive design at the time, and that the award was a one-time, discretionary action
•Confirmed that no discretionary awards would be granted for 2025 performance, reflecting the committee’s preferred and deliberate use of pre-established incentive design to provide opportunities for exceptional results that included the introduction of an Outperformance Grant as further explained below.

Appreciation for continued strong alignment with long-term stockholder value
•Structured long-term equity incentives (“LTI awards”) using a Base Annual Grant delivered 50% in performance-based restricted stock units (“PRSUs”) and 50% in time-based restricted stock, together with a formal Outperformance Grant component delivered entirely in PRSUs
•Designed the Outperformance Grant as part of the LTI award framework, providing an additional award opportunity only when capital deployment results materially exceed expectations, and requiring that any earned awards be re-earned based on three-year relative TSR performance
•Reinforced that all LTI awards include a “cap” on payouts if absolute TSR is negative, even if relative TSR performance is strong, consistent with our long-standing program design
•Conditioned maximum LTI award payouts on achievement at or above the 85th percentile of three-year relative TSR under both the Base Annual Grant and Outperformance Grant

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2025 Executive Compensation Highlights
Our program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives drive our named executive officers to focus on long-term sustainable stockholder value creation.
Below are key highlights of the executive compensation decisions the compensation committee made for fiscal year 2025. These compensation actions were part of the compensation committee’s planned strategy to make incremental adjustments to compensation levels over the last three years to ensure continued alignment with market levels and reflect the evolving demands and expanded responsibilities of executive roles during this period of transformational growth and sustained outperformance:
•Base salary. Approved 2025 base salary adjustments for the named executive officers, with increases ranging from 4.3% to 13.6%.
•Annual incentives. Structured 2025 STI awards around measurable financial and strategic goals based on NFFO per share, capital deployment, and net debt/normalized run-rate EBITDA, and standardized weightings across the CEO, CFO, and CIO to reinforce a team-based approach. Payouts for NFFO per share and net debt/normalized run-rate EBITDA are capped at 200% of target. The overall maximum payout opportunity was increased from 275% to 300% of target, which is achievable only when “High” NFFO per share and net debt/normalized run-rate EBITDA performance is combined with “Super” capital deployment, reflecting the committee’s intent to continue incentivizing exceptional, value-accretive investments while maintaining strong financial discipline. The CEO also has the opportunity to earn an additional 10% of target based on ESG objectives established annually by the SCR committee. Based on 2025 performance, the committee approved STI awards of 300% of target based on performance exceeding the “High” across all performance goals and “Super” for capital deployment and an additional 10% of target for Mr. Sedgwick as a result of meeting the annual ESG objectives at the “High” performance level.
•Long-term equity incentives. Established LTI awards using a Base Annual Grant delivered in 50% PRSUs and 50% time-based restricted stock, and introduced a formal Outperformance Grant component. The Outperformance Grant provides an additional long-term incentive award opportunity only when results materially exceed expectations through disciplined capital deployment and sustained value creation, and requires that any earned awards be re-earned based on three-year relative TSR performance. The committee views the Outperformance Grant as an ongoing element of the LTI program in the current market environment and will continue to evaluate its appropriateness as the Company’s strategy, scale, and external conditions evolve.
In January 2026, the compensation committee determined that based on CareTrust’s 2025 achievement of $1,764 million of capital deployment inclusive of a strategic M&A transaction, Messrs. Sedgwick and Callister each earned their initial Outperformance Grant. However, these awards must now be re-earned based on three-year relative TSR performance, measured from January 1, 2026 through December 31, 2028, and will cliff vest at the end of the performance period only to the extent the relative TSR goals are achieved (see “2025 Executive Compensation Decisions In Detail — Long-Term Equity Incentives” below for more information). Mr. Wagner did not receive an Outperformance Grant due to his retirement as our Chief Financial Officer effective December 31, 2025.
In addition, the long-term equity incentives granted in December 2022 vested based on three-year relative TSR (for the performance period from January 1, 2023 through December 31, 2025) versus a custom peer group of 14 healthcare REITs. Company TSR of 119.06% ranked above the 85th percentile, resulting in a payout of 200% of target.

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Why Capital Deployment Is Reflected in Both Annual and Long-Term Incentives
Capital deployment is the primary way CareTrust executes its strategy and creates long-term stockholder value. In the current healthcare real estate environment, attractive opportunities are often episodic and time-sensitive, requiring disciplined underwriting, sound risk judgment, and decisive execution. Accordingly, the compensation committee believes capital deployment should be reflected in both annual and long-term incentives, with each serving a distinct purpose.
•Annual incentives emphasize disciplined execution and balance. Including capital deployment alongside earnings and leverage measures keeps leadership focused on executing value-accretive investments as opportunities arise, while reinforcing that growth must be balanced with profitability and balance sheet discipline.
•Long-term incentives reinforce accountability for outcomes. Outperformance Grants are designed to recognize exceptional, value-accretive capital deployment or strategic transactions, but any value realized must be re-earned based on multi-year relative total stockholder return, ensuring alignment with long-term stockholder outcomes.
Together, this approach reflects the committee’s view that capital deployment is both an execution responsibility and a long-term judgment call, motivating timely action while maintaining clear performance guardrails and alignment with stockholders.

CEO Compensation Trajectory and Alignment with Company Growth
When Mr. Sedgwick was appointed CEO in 2022, the compensation committee intentionally set his target compensation below market levels, reflecting both his status as a first-time public company CEO and the size and complexity of CareTrust at that time. From the outset, the compensation committee contemplated a measured, multi-year approach to compensation progression, subject to annual review, with adjustments informed by demonstrated performance, Company growth, and the evolving scope of the CEO role.
In evaluating CEO compensation, the compensation committee considers multiple dimensions, including target pay opportunity, actual pay, positioning against peers, and alignment with Company performance and market capitalization growth over time. Since Mr. Sedgwick became CEO, the compensation committee has also considered CareTrust’s sustained operating momentum—including significant capital deployment at attractive yields, growth in NFFO per share, growth in dividends payable to stockholders, and continued balance sheet discipline as reflected in net debt to normalized run-rate EBITDA—as additional context for CEO pay. Together, this framework has produced a compensation trajectory that scales with CareTrust’s growth, reinforces long-term stockholder alignment through an equity-heavy pay mix, and moves toward competitive market positioning in a deliberate manner.
The chart below shows both target direct pay and actual direct pay for the CEO from 2022 through 2025 alongside CareTrust’s market capitalization over the same period, reflecting the Company’s growth and increased scale. Target direct pay represents the compensation committee’s intended annual pay opportunity, including base salary, target annual incentive opportunity, and the target value of long-term equity awards. Actual direct pay reflects base salary earned, annual cash incentives paid based on performance, and the grant value of equity awards. For 2024, this includes the 2024 performance award (see “2024 Performance Award” below) and, for 2025, the earned initial Outperformance Grant. A significant portion of the 2025 equity awards—the entire Outperformance Award and 50% of the Base Annual Grant—remains subject to three-year relative TSR performance. Viewed together, these measures illustrate how CEO compensation has evolved alongside the Company’s growth and long-term value creation.

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Best Compensation Governance
We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives.

What We Do		What We Don’t Do

☑	Maintain a pay-for-performance philosophy — majority of NEO compensation is performance-based and at risk	☒	No individual employment agreements
☑	Use multiple performance metrics to ensure balanced incentives	☒	No guaranteed cash incentives, equity compensation or automatic salary increases
☑	Require CEO to hold stock equal to 6x salary and other NEOs 5x salary	☒	No single-trigger change-in-control (CIC) cash severance benefits
☑	Include caps on performance share payouts if absolute TSR is negative	☒	No excise tax gross-ups on severance or CIC benefits
☑	Maintain a clawback policy covering recoupment of incentive compensation in case of a restatement	☒	No excessive perquisites
☑	Retain an independent compensation consultant	☒	No hedging or pledging of our securities by directors, officers or other employees
		☒	No equity plan evergreen provisions

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What Guides Our Program
Objectives of Our Executive Compensation Program
Our executive compensation program is designed to keep our senior leadership team focused on executing the Company’s strategic plan, with the goal of delivering stockholder value over the long term. As such, decisions are driven by the following objectives:
•Attract and retain top talent. Compensation is structured to attract, motivate, and retain experienced leaders whose expertise is critical to the Company’s success and long-term growth.
•Align pay with strategy and performance. Executive pay decisions are tied to CareTrust’s business objectives and strategic priorities, ensuring compensation reflects progress against the Company’s long-term plan.
•Drive sustainable results. A significant portion of compensation is linked to short- and long-term performance metrics that promote consistent growth and create enduring stockholder value.
•Maintain balance and discipline. We use a range of financial and strategic measures to reduce reliance on any single metric, mitigate risk, and support a disciplined pay-for-performance approach.
•Ensure alignment with stockholders. By tying pay to Company performance and long-term stockholder value, executives’ interests are directly aligned with those of our investors.
Elements of Compensation
The following elements of compensation support our objectives:

	Element	Purpose	Key Features

FIXED	Base Salary	Provide market-competitive base pay to attract and retain top talent
•Reviewed periodically based on the executive’s role, responsibilities, performance, current compensation, and competitive market data from our Compensation Peer Group and published compensation surveys

AT-RISK	Annual Cash Incentives (“STI awards”)	Focus executive officers on achieving annual financial and strategic goals that align with the Company’s business strategy and drive long-term results
•Aligned to measurable financial and strategic metrics: NFFO/share, capital deployment, and net debt/normalized run-rate EBITDA
•Standardized weightings across CEO, CFO, and CIO to promote team execution
•Provides a maximum payout opportunity that requires disciplined investment decisions and successful strategic acquisitions
•Maximum total STI awards capped at 300% of target, plus additional up to 10% opportunity for CEO for achieving ESG goals

	Long-Term Equity Incentives (“LTI awards”)	Provides incentives for executive officers to execute on longer-term financial/strategic goals that drive stockholder value creation, and supports the Company’s talent retention objectives
•Primarily performance-based equity, focused on relative TSR
•Capped payouts if absolute TSR is negative — reinforcing stockholder alignment
•Provides for “Outperformance Grants” in recognition of value-accretive capital deployment and strategic transaction success, delivered entirely in PRSUs that must be re-earned based on three-year relative TSR performance
•85th percentile three-year TSR required to achieve maximum payout on all PRSUs

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The Decision-Making Process
Role of the Compensation Committee. Pursuant to its charter, which is available on our website at www.caretrustreit.com under the Investors — Governance section, the compensation committee oversees the executive compensation program for the named executive officers. The compensation committee annually evaluates the performance of each of the named executive officers and determines compensation levels based on its performance evaluation. The compensation committee also, among other things, approves our executive compensation plans and policies, and is responsible for administering our equity incentive plan, with authority to approve award grants under the plan.
Each element of our executive compensation program was unanimously approved by the compensation committee. All compensation committee members are independent under applicable NYSE rules.
Role of Management. In performing its duties, the compensation committee may consider the recommendations of our Chief Executive Officer when determining the compensation of the other named executive officers. None of our named executive officers is a member of our compensation committee and they do not participate in committee deliberations regarding executive compensation. The Chief Executive Officer does not participate in the compensation committee’s decisions regarding his own compensation.
Role of the Independent Compensation Consultant. Pursuant to its charter, the compensation committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to advise the compensation committee with respect to amounts or forms of executive compensation or in carrying out its other responsibilities.
The compensation committee engaged Pearl Meyer as its independent compensation consultant for the purpose of informing executive compensation decisions with respect to 2025. Pearl Meyer reports directly to the compensation committee and provides advice and analysis on executive and director compensation matters, including competitive market data, trends, and best practices. Pearl Meyer does not provide any other services to the Company, and the compensation committee has determined that Pearl Meyer is independent and that its work does not raise any conflicts of interest under applicable SEC rules and NYSE listing standards.
Role of Peer Companies. The compensation committee regularly assesses the market competitiveness of CareTrust’s executive compensation program using data from a carefully-selected group of comparator companies (the “Compensation Peer Group”). The compensation committee reviews and determines the composition of the peer group on an annual or bi-annual basis, with input from its independent compensation consultant, Pearl Meyer. In its review, the compensation committee references publicly disclosed compensation data in combination with published survey data, where available. This blended approach provides a robust view of competitive pay practices and helps the compensation committee evaluate both market compensation levels and program governance.
The Compensation Peer Group is used as one reference point in evaluating the competitiveness of CareTrust’s executive compensation program. In aggregate, the peer group is intended to reflect companies that are broadly comparable in size, scope, and business dynamics. This helps ensure that annual target total compensation levels are assessed relative to organizations that compete with CareTrust for executive talent and face similar strategic and operational challenges within the REIT sector. Specifically, the compensation committee uses the following components and criteria when determining the Compensation Peer Group for companies in our industry:

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Component	Criteria

Size and Sector Focus	Peer companies were selected based on broadly comparable market capitalizations and asset bases, which the compensation committee views as better indicators of executive scope and responsibility than revenue on its own. The group is weighted toward healthcare REITs, supplemented by select retail, diversified, and specialized REITs to provide a balanced perspective.

Business Model	The peer group includes both triple-net (NNN) lease REITs and RIDEA (also referred to as SHOP) REITs (structures in which the REIT both owns the asset and participates in operating income). Because RIDEA structures consolidate operating revenues while NNN REITs recognize primarily rental income, reported revenues can differ significantly even for companies with comparable asset bases.

Our current Compensation Peer Group reflects the compensation committee’s commitment to ensure that CareTrust’s executive pay is evaluated against a robust and balanced set of comparable companies. In determining the companies in the current peer group, the compensation committee considered CareTrust’s significant growth trajectory, the evolving competitive landscape among healthcare and specialized REITs, and the importance of aligning compensation assessments with organizations of similar scale, asset base, and complexity. The compensation committee includes NNN REITs in our Compensation Peer Group, including healthcare REITs with senior housing operating portfolios held in RIDEA structures. The compensation committee believes market capitalization, asset base, margins, and total stockholder returns provide more meaningful indicators of executive scope and responsibility than revenue alone, given financial reporting differences across REIT structures.
Specifically, our current Compensation Peer Group, listed below, reflects CareTrust’s continued growth and scale by incorporating larger, more directly comparable healthcare REITs (i.e., Healthpeak Properties, Inc., American Healthcare REIT, Inc., and NNN REIT, Inc.) and removing companies that are smaller in scale or less aligned with CareTrust’s healthcare-focused investment model (i.e., Community Healthcare Trust Incorporated, Getty Realty Corp., Pebblebrook Hotel Trust, and Retail Opportunity Investments Corp.). In addition, the compensation committee designated National Health Investors, Inc., Sila Realty Trust, Inc., and Ventas, Inc. as reference peers. These companies provide valuable context for compensation comparisons given their scale and position in the healthcare REIT sector but are excluded from the composite benchmarks used for pay level analysis.

American Healthcare REIT, Inc(1)	Healthpeak Properties, Inc.	Omega Healthcare Investors, Inc.
Agree Realty Corporation	LTC Properties, Inc.	Sabra Health Care REIT, Inc.
EPR Properties	Healthcare Realty Trust Incorporated	Terreno Realty Corporation
Essential Properties Realty Trust, Inc.	Medical Properties Trust, Inc.
Four Corners Property Trust, Inc.	NNN REIT, Inc.
1.American Healthcare REIT operated as a publicly registered, non-traded REIT until its IPO on February 7, 2024.

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2025 Executive Compensation Decisions In Detail
Base Salaries
We provide each named executive officer with a fixed base salary that serves as a minimum level of cash compensation. The compensation committee reviews base salaries periodically and may approve adjustments at its discretion. In making these decisions, the committee considers each executive’s role, responsibilities, performance, current compensation, competitive market data from our Compensation Peer Group and published compensation surveys, and our overall compensation philosophy. Our named executive officers are not entitled to automatic base salary increases.
The compensation committee reviewed each named executive officer’s base salary in late 2024 and approved the following increases to their annual base salary for 2025:

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	Increase (%)

David M. Sedgwick	880,000	1,000,000	13.6
William M. Wagner	575,108	600,000	4.3
James B. Callister	529,500	600,000	13.3
These adjustments were part of the committee’s planned strategy to make incremental adjustments to compensation levels over the last three years to ensure continued alignment with competitive market levels for similarly situated executives at peer companies and reflect the evolving demands and expanded responsibilities of executive roles during this period of transformational growth and sustained outperformance.
Annual Cash Incentives
Annual cash incentives are an important component of CareTrust’s executive compensation program. They are designed to motivate and reward executives for achieving financial and strategic results that advance the Company’s long-term business strategy, while aligning compensation with the interests of our stockholders. Awards are performance-based, with payouts determined by achievement against pre-established objectives.
Annual Target Award Opportunities. Annual incentive target opportunities are expressed as a dollar value and are established by the compensation committee after reviewing market data for comparable healthcare REITs, individual roles and responsibilities, and each executive’s expected contributions to CareTrust’s growth strategy. Actual awards may range from zero to 300% of target. Target award opportunities for 2025 are summarized in the table below:

Named Executive Officer	Target Award ($)

David M. Sedgwick	2,500,000
William M. Wagner	900,000
James B. Callister	900,000

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
The compensation committee approved increases to Messrs. Sedgwick’s, Wagner’s, and Callister’s 2025 target award opportunities to $2,500,000, $900,000, and $900,000 in 2025, respectively. These adjustments were part of the committee’s planned strategy to make incremental changes to compensation levels over the past three years to support continued alignment with competitive market levels for similarly situated executives and to reflect the executives’ expanded responsibilities and contributions during a period of significant Company growth and sustained exceptional performance. In the case of Mr. Sedgwick, the committee approved a larger adjustment to reflect his increased tenure and scope as CEO and to further align his target compensation opportunity with market levels.
Performance Metrics. Annual incentives are designed to reward sustainable performance, support disciplined execution of the Company’s strategy, and align leadership’s interests with those of CareTrust’s stockholders. Annual incentives emphasize pay-for-performance through measurable financial and strategic metrics, with standardized weightings across the named executive officers beginning in 2025 to promote team execution. Performance is assessed against clearly defined goals for NFFO per share, capital deployment, and average quarter-end net debt to normalized run-rate EBITDA, as defined below, which reflect profitability, disciplined growth, and balance sheet strength.
Goals balance near-term operational excellence with long-term value creation, and incorporate an outperformance opportunity for exceptional capital deployment results, which, as explained above, serves as the foundation for CareTrust’s long-term growth. For 2025, the compensation committee established performance goals requiring meaningful earnings growth, substantial capital deployment, and continued balance sheet discipline.
The NFFO per share target of $1.7268 represented approximately 15% growth over 2024 actual NFFO per share of $1.4993, with threshold performance also requiring double-digit earnings growth. Capital deployment goals reflect the episodic and opportunity-driven nature of external growth in the healthcare REIT sector. Accordingly, goals were calibrated to the size, quality, and timing of the Company’s forward-looking acquisition pipeline and required execution of accretive investments at meaningful scale within a disciplined underwriting framework. Leverage goals of average net debt to normalized run-rate EBITDA reinforced the expectation that growth would be achieved while maintaining balance sheet strength and financial flexibility.

Performance Metric	Weight	Definition	Why It’s Important

NFFO per share	40%	Normalized funds from operations (“NFFO”) per share adjusts Nareit-defined FFO to exclude certain items not considered indicative of ongoing results.	Reflects CareTrust’s core operating performance and directly ties incentive opportunities to profitability and returns generated for stockholders.
Capital Deployment	40%	Total value of new investments closed during the year, including acquisitions and strategic M&A transactions.	Demonstrates CareTrust’s ability to execute its growth strategy, expand operator relationships, and prudently allocate capital to enhance long-term stockholder value.
Average 2025 Quarter-End Net Debt to Normalized Run-Rate EBITDA	20%	Ratio calculated at each quarter end measuring net debt relative to normalized run-rate EBITDA	Highlights leverage profile and reinforces disciplined capital management to ensure growth is balanced with maintaining a strong balance sheet and access to capital.

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
The following table summarizes the performance metrics and goals established by the compensation committee for 2025, with payouts determined based on achievement relative to these goals and calculated using linear interpolation between performance levels.

Performance Metric	Weight	Threshold	Target	High	Super

NFFO per share	40%	$1.6809	$1.7268	$1.7591	$—
Capital Deployment	40%	$250M	$500M	$750M	$1.5B
					(incl. strategic M&A)
Average 2025 Quarter-End Net Debt to Normalized Run-Rate EBITDA (which we also refer to as leverage)	20%	4.0x	3.5x	3.0x	—
Payout (as a % of Target):		50%	100%	200%	300%
Payouts for NFFO per share and leverage are capped at 200% of target. Achievement of “High” NFFO and leverage combined with “Super” capital deployment (inclusive of a strategic M&A transaction) results in a maximum payout of 300% of target.
In addition to the performance metrics above, and to reinforce CareTrust’s commitment to corporate responsibility and sustainable business practices, the CEO may earn up to an additional 10% of target based on ESG objectives established annually by the SCR committee. The ESG incentive goals for Mr. Sedgwick for 2025 were as follows:

Performance Level	Focus Area	Actions Required

Threshold	Climate Risk Management Resiliency
•Integrate climate risk and resiliency considerations into the acquisition process.
•Complete physical climate risk assessments for 2025 acquisitions where such assessments were not previously conducted.
•Share climate risk assessment results for 2025 acquisitions with tenants and distribute surveys to communicate applicable resiliency strategies and collect information on tenant emergency preparedness and resilience measures for properties identified as facing elevated physical climate risk.

Target	Governance Improvement	•Achieve all Threshold requirements •Revise CareTrust’s ESG Policy to reflect updated initiatives, progress to date, and governance oversight of material ESG focus areas.
High	Tenant Engagement on Resource Consumption
•Achieve all Target requirements.
•Analyze 2025 tenant energy, water, and waste management data.
•Identify the top 20 most resource-intensive properties in each category and provide tenants with tailored recommendations to support resource reduction strategies.

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TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
2025 Performance and Award Payout Results. In January 2026, the compensation committee assessed performance and determined the following actual results were achieved for 2025:

Performance Metric	Weight	Performance Level				Results
		Threshold	Target	High	Super	Actual Results	Performance Achievement

NFFO per share	40%	$1.6809	$1.7268	$1.7591	—	$1.7602	High
Capital Deployment	40%	$250M	$500M	$750M	$1.5B (incl. strategic M&A)	$1,764 million	Super
Average 2025 Quarter-End Net Debt to Normalized Run-Rate EBITDA	20%	4.0x	3.5x	3.0x	—	0.89x	High
Final Achievement							300%
In addition, based on the Company’s accomplishments with respect to the sustainability initiatives required by the ESG Incentives described above, the SCR committee determined that each of the ESG Initiatives were achieved at the “High” performance level.
Based on the results above, the actual annual incentive awards paid to the named executive officers for 2025 performance were as follows:

	Target Award ($)	Final Performance Achievement (as a % of Target)	2025 Actual ($)

David M. Sedgwick(1)	2,500,000	310	7,750,000
William M. Wagner	900,000	300	2,700,000
James B. Callister	900,000	300	2,700,000
1.Reflects an additional 10% of target earned based on achieving the ESG Incentives at the “High” performance level.
Long-Term Equity Incentives
Long-term equity incentive awards (“LTI awards”) are a central element of executive compensation, designed to directly link pay outcomes with long-term stockholder value creation. For 2025, Base Annual Grants are structured with 50% performance-based restricted stock units (PRSUs) and 50% time-based restricted stock, balancing rigorous performance alignment with leadership continuity.

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COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
As part of this structure, beginning for 2025 executives may also earn an Outperformance Grant, which is directly tied to value-accretive capital deployment and strategic transaction success that materially exceed expectations. Outperformance Grants are delivered, if earned, in 100% PRSUs. They then must be re-earned based on three-year relative TSR performance, further strengthening the connection between realized compensation and sustainable results for stockholders. As described above, the addition of an Outperformance Grant to the long-term equity incentive award program reflects the committee’s preferred and deliberate use of a pre-established incentive design to provide opportunities for exceptional results.
2025 LTI Equity Awards At-a-Glance

Award Component (Grant Timing)	Award Type (Weighting)	Performance Requirements	Award Values

2025 Base Grant (granted Dec. 2024)	PRSUs (50%)
•Tied 100% to relative TSR for three years (1/1/25-12/31/27)
•85th percentile three-year TSR required to achieve maximum payout
•Capped if absolute TSR is negative, even if relative TSR is strong
•Cliff vests after three years
CEO: $2,400,000 CFO/CIO: $775,000
	Time-Based Restricted Stock (50%)	•Vests 1/3 per year over three years	CEO: $2,400,000 CFO/CIO: $775,000
2025 Outperformance Grant (granted Jan. 2026, if earned)	PRSUs (100%) If granted, must be re-earned based on relative TSR for three years (1/1/26-12/31/28)	•>$750M in capital deployment inclusive of a strategic M&A transaction	CEO: $3,000,000 CFO/CIO: $1,000,000
		•$1.5B to $2.5B in capital deployment inclusive of a strategic M&A transaction	CEO: Interpolated from $0 to $1,500,000 CFO/CIO: Interpolated from $0 to $500,000
A Closer Look at 2025 Base Annual Grant PRSUs. PRSUs will be eligible to cliff-vest at the end of a three-year performance period ending December 31, 2027, based on the Company’s TSR performance relative to a custom TSR peer group consisting of the following publicly traded healthcare REITs: American Healthcare REIT, Inc., Community Healthcare Trust, Inc., Diversified Healthcare Trust, Inc., Global Medical REIT, Inc., Healthcare Realty Trust Inc., Healthpeak Properties, Inc., LTC Properties, Inc., Medical Properties Trust, Inc., National Health Investors, Inc., Omega Healthcare Investors, Inc., Sabra Health Care REIT, Inc., Universal Health Realty Income Trust, Ventas, Inc., and Welltower, Inc.
If TSR performance relative to the custom TSR peer group for the three-year period falls below the 25th percentile of the peer group, none of the PRSUs will vest. At the 50th percentile, awards vest at target (100% of the grant). At or above the 85th percentile, awards vest at the maximum level (200% of the grant).

Relative TSR Percentile	Performance Level	Payout (% of Target)

≥ 85th	Maximum	200%
50th	Target	100%
25th	Threshold	50%
< 25th	Below Threshold	—%
For results between threshold, target, and maximum, payouts are determined on a straight-line interpolated basis.

38	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
2025 Outperformance Grant. In January 2026, the compensation committee determined that, based on CareTrust’s 2025 achievement of $1,764 million of capital deployment inclusive of a strategic M&A transaction, Messrs. Sedgwick and Callister each earned their initial Outperformance Grant based on the performance requirements (see “2025 LTI Equity Awards At-a-Glance” outlined above). Mr. Wagner did not receive an Outperformance Grant due to his retirement as our Chief Financial Officer effective December 31, 2025. These awards must be re-earned based on a three-year relative TSR performance condition, measured from January 1, 2026 through December 31, 2028, and will cliff vest at the end of the performance period only to the extent the relative TSR goals are achieved.
The custom TSR peer group for the 2025 Outperformance Grant is the same as the 2025 Base Annual Grant, except for the addition of Sila Realty Trust, Inc.
Like the 2025 Base Annual Grant, if TSR performance relative to the custom TSR peer group for the three-year period falls below the 25th percentile of the peer group, no portion of the Outperformance Grant will vest. At the 50th percentile, awards vest at target (100% of the grant). At or above the 85th percentile, awards vest at the maximum level (200% of the grant). See “A Closer Look at 2025 Base Annual Grant” above.
2025 LTI Equity Grant Values. The table below shows the target LTI equity award values granted for 2025 performance for each of the NEOs.

	2025 Base Annual Grant		2025 Outperformance Grant(2) ($)	Total ($)
	Time-based Restricted Stock(1) ($)	PRSUs(1) ($)

David M. Sedgwick	2,400,000	2,400,000	3,396,043	8,196,043
William M. Wagner	775,000	775,000	—	1,550,000
James B. Callister	775,000	775,000	1,132,014	2,682,014
1.The amounts shown represent the target award values for the 2025 Base Annual Grant approved by the compensation committee in late 2024 prior to their grant date in December 2024. The actual award values, as reported in the Summary Compensation Table and the Grants of Plan Based Awards Table, reflect the grant date fair value of the LTI awards as determined under ASC Topic 718.
2.Pursuant to a new LTIP Unit program adopted in December 2025, in January 2026 each executive officer elected to receive the 2025 Outperformance Grant in the form of LTIP Units. In connection with this election, each executive received an award of Performance LTIP Units in lieu of PRSUs for the 2025 Outperformance Grants. Performance LTIP Units are intended to function in substantially the same manner as the corresponding PRSU award. (See “LTIP Unit Program” below for further information.)
Payout Results 2023 Performance Based Awards. The PRSUs granted in December 2022 for the 2023 plan year were eligible to cliff-vest at the end of a three-year performance period (January 1, 2023 to December 31, 2025) based on the Company’s TSR performance relative to the custom TSR peer group. For the three-year performance period, the Company’s TSR was 119.06%, which was above the 85th percentile relative to the 2023 TSR peer group and resulted in a payout of 200% of target.
2024 Performance Award. As disclosed in the proxy statement for the Company’s 2025 annual meeting of stockholders, the compensation committee approved a restricted stock award to each of Messrs. Sedgwick, Wagner, and Callister in January 2025 to recognize exceptional 2024 performance, including over $1.5 billion of capital deployed for new investments, representing nearly five times more investments than any prior year, while reaching a record low leverage ratio (based on 2024 average quarterly net debt to normalized run rate EBITDA) of 0.40x. The equity award value of these awards was $1,242,000 for Mr. Sedgwick and $575,108 each for Messrs. Wagner and Callister, with the number of shares subject to each award determined by dividing the equity award value by the closing price of the Company’s shares on the grant date, rounded up to the nearest whole share. These awards vested on January 31, 2026.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
LTIP Unit Program. In December 2025, CareTrust adopted an LTIP Unit program pursuant to which each executive officer and certain other employees of CareTrust may elect to receive their annual Company equity awards in the form of a new general class of units of limited partnership in CTR Partnership, L.P., a Delaware limited partnership and the operating subsidiary of CareTrust (the “Operating Partnership”), designated as “LTIP Units,” in lieu of receiving the award in the form of restricted stock or PRSUs. LTIP Units function as a form of long-term, equity-based incentive compensation and may be granted as “Basic LTIP Units” if the award is subject to time and service-based vesting requirements or as “Performance LTIP Units” if the award is subject to performance-based vesting requirements as well as time and service-based vesting requirements. LTIP Units are structured in a manner intended to qualify as “profits interests” for U.S. federal income tax purposes, which means they cannot have any value on the date of grant were the Operating Partnership to be liquidated on that date. As profit interests, LTIP Units only have value, other than with respect to the right to receive distributions, if the value of the assets of the Operating Partnership increases between the time of issuance of the LTIP Units and the date of a book-up event for partnership tax purposes.
At the time of grant, LTIP Units do not have the same economic value as shares of our Common Stock. However, once vested pursuant to the terms of the equity award, LTIP Units that have achieved specified capital account thresholds may be converted into common unit partnership interests in the Operating Partnership, which are economically equivalent to shares of Common Stock, and may thereafter be redeemed for cash or, at CareTrust’s option, shares of Common Stock. This delivery structure links the value ultimately realized by executives to the Company’s long-term performance and equity value appreciation, aligning executive incentives with stockholder interests over time.
How Equity Awards Are Reflected in the Summary Compensation Table. Under SEC reporting rules, equity awards are disclosed in the Summary Compensation Table (“SCT”) for the fiscal year in which the grant date occurs, regardless of the performance period or compensation year to which the award relates. Accordingly, the timing of grant dates may not always correspond to the performance period to which an award relates, which can affect the comparability of reported compensation and Company performance from year to year. As a result, awards associated with one performance year may be reflected in a different year’s SCT disclosure. The following table summarizes how this rule applies to recent equity grants:

Grant Date	Equity Award Type	Performance Period / Compensation Year	Reflected in SCT for Fiscal Year

December 2024	2025 Base Annual Grant	2025	2024
January 2025	2024 Performance Award	2024	2025
January 2026	2025 Outperformance Grant	2025	2026
January 2026	2026 Base Annual Grant	2026	2026
The 2025 Outperformance Grant and the 2026 Base Annual Grant were granted in January 2026 in connection with the establishment of the Company’s new LTIP Unit program (see “—LTIP Unit Program” above). Accordingly, these awards are not included in the “Summary Compensation Table — 2023–2025” contained in this proxy statement and will first be reflected in the SCT for fiscal year 2026, which will be included in the proxy statement for the Company’s 2027 annual meeting of stockholders.

40	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Other Compensation Practices, Policies and Guidelines
Executive Officer Stock Ownership Guidelines
The Board has adopted a stock ownership policy that is applicable to our executive officers. We believe that this policy aligns the interests of our executive officers with those of our stockholders by requiring executive officers to have direct ownership in shares of our Common Stock, as follows:

Position	Ownership Guideline

President and Chief Executive Officer	At least six times annual base salary
Other executive officers	At least five times annual base salary
Shares subject to stock options and performance-based equity awards are not considered owned by the executive for purposes of the policy. Executives covered by the policy must comply with the ownership levels within five years of the policy’s adoption. Until compliance is achieved, they are required to retain 50% of the net, after-tax shares received from equity awards. As of December 31, 2025, all of our executive officers had either met the minimum required level of ownership or were within the five-year period since first becoming an executive or being promoted and subject to a new threshold.
Clawback Policy
We maintain a compensation recoupment policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former officers of the Company subject to Section 16 of the Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to a Section 16 officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
Anti-Hedging, Pledging and Derivatives Policy
The Company considers it improper and inappropriate for the Company’s directors, executive officers and other employees to engage in short-term or speculative transactions in the Company’s securities and other transactions in the Company’s securities that create the potential for heightened legal risk or the appearance of improper or inappropriate conduct even if they occur at a time when the individual is not aware of material nonpublic information. Accordingly, the Company prohibits these individuals from engaging in short-term trading of the Company’s securities or in any hedging transactions such as, but not limited to, zero-cost collars, equity swaps and forward sale contracts, absent preclearance. The Company also prohibits these individuals from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan absent preclearance.
401(k) Retirement Plan
We maintain a tax-qualified 401(k) retirement plan under Section 401 of the Internal Revenue Code. Full-time employees are eligible to participate following three months of service and may elect to defer a portion of their eligible compensation, subject to statutory annual limits. The plan includes a “catch-up contribution” feature for employees eligible to defer amounts above the standard limit. We provide a safe harbor nonelective contribution equal to 3% of each participant’s compensation per plan year. Participants are always fully vested in their own contributions and become vested in Company nonelective contributions immediately upon funding. Our named executive officers participate in the plan on the same basis as all other eligible employees, and they do not receive enhanced benefits under this plan.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Severance Benefits
We believe that severance protections, particularly in the context of the uncertainty surrounding any potential change in control transaction, play a valuable role in attracting and retaining quality executive officers. Accordingly, we have entered into a change in control and severance agreement with each of our named executive officers (each, as amended, a “CIC and Severance Agreement”). We believe that the level of potential benefits helps us to retain our qualified executive team and is consistent with the severance benefits provided by our Peer Group companies.
As described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” pursuant to the CIC and Severance Agreement, each of the named executive officers is entitled to severance benefits in the event of a termination of employment by us without “cause” or by the executive for “good reason” (as those terms are defined in each executive’s CIC and Severance Agreement), with the level of severance benefits enhanced if such a termination of employment occurs upon or following a change in control of the Company. None of the severance benefits payable under the CIC and Severance Agreement is a “single trigger” benefit triggered by the occurrence of a change in control, and benefits under the CIC and Severance Agreement are only payable on a “double trigger” basis as a result of a qualifying termination of employment. Also as described in more detail below under the heading “Potential Payments Upon Termination or Change in Control,” the CIC and Severance Agreement also entitles each named executive officer to specified benefits if the executive’s employment is terminated as a result of an “authorized retirement” or due to the executive’s death or “disability” (as such terms are defined in each executive’s CIC and Severance Agreement). No named executive officer is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
In addition, under the terms of our stockholder-approved equity incentive plan, outstanding restricted stock or stock unit awards may accelerate and become vested in connection with a change in control of the Company. Please see the “Potential Payments Upon Termination or Change in Control” section below for additional details.
Policy with Respect to Section 162(m)
In making its compensation decisions, the compensation committee considers the impact of Section 162(m) of the Code. Under Section 162(m), the Company is generally precluded from deducting compensation in excess of $1.0 million per year paid to our current or former named executive officers. However, because we are taxed as a REIT, Section 162(m) considerations are not as significant for us as for other publicly-traded companies that are not taxed as REITs, and the compensation committee maintains the flexibility to approve compensation for the named executive officers based upon an overall determination of what it believes to be in our best interests, even if the compensation paid may not be deductible.

42	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Compensation Committee Report
The compensation committee of the Board of Directors has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors
Spencer G. Plumb (Chair)
Diana M. Laing
Careina Williams

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	43

Compensation Committee Interlocks and Insider Participation
Mr. Plumb and Mses. Laing and Williams were members of the compensation committee during all of 2025. During the past fiscal year, none of the members of our compensation committee is or has been an officer or employee of our Company or had any relationships requiring disclosure by the Company under the rules of the SEC requiring disclosure of certain relationships and related party transactions. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee.

44	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Executive Compensation Tables
Summary Compensation Table — 2023 — 2025
The following table sets forth certain information with respect to compensation for the years ended December 31, 2025, 2024 and 2023, earned by, awarded to or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

David M. Sedgwick President and Chief Executive Officer	2025	1,000,000	—	1,242,022	7,750,000	10,500	10,002,522
	2024	880,000	—	5,314,644	3,415,500	10,350	9,620,494
	2023	800,000	—	2,788,376	1,832,030	9,900	5,430,306
William M. Wagner Chief Financial Officer and Treasurer	2025	600,000	—	575,135	2,700,000	10,500	3,885,635
	2024	575,108	—	1,839,171	1,437,770	10,350	3,862,399
	2023	555,660	—	1,262,362	836,034	9,900	2,663,956
James B. Callister Chief Investment Officer and Secretary	2025	600,000	—	575,135	2,700,000	10,500	3,885,635
	2024	529,500	—	1,716,314	1,437,770	10,350	3,693,934
	2023	500,000	—	1,182,116	774,389	9,900	2,466,405
1.The amounts in this column represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, of stock awards granted in the applicable fiscal year. Please see footnote (2) to the Grants of Plan-Based Awards in 2025 table below and Note 11 to the Consolidated Financial Statements included in our 2025 Annual Report for a discussion of the assumptions used in determining the grant date fair values. The amounts in this column for 2025 relate to a restricted stock award granted to each of Messrs. Sedgwick, Wagner, and Callister in January 2025 to recognize exceptional 2024 performance. Under SEC reporting rules, equity awards are reported in the Stock Awards column of the Summary Compensation Table for the year in which they are granted—regardless of the performance period they are intended to cover. Accordingly, this special equity award is reported for the year 2025 because the grant date occurred in January 2025 even though it was considered by the compensation committee to be part of the 2024 executive compensation program.
2.The amounts in this column for 2025 represent the annual cash incentive award paid in 2026 under the annual incentive plan for 2025 based on the performance level achieved under the plan. See “Compensation Discussion and Analysis — 2025 Executive Compensation Decisions in Detail — Annual Cash Incentives” above.
3.The amounts in this column represent 401(k) plan Company matching contributions.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	45

EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS
Grants of Plan-Based Awards in 2025
The following table sets forth certain information concerning the cash and equity incentive opportunities awarded to our named executive officers for 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David M. Sedgwick	N/A	1,250,000	2,500,000	7,750,000	—	—	—	—	—
Time-Based Award	01/28/2025	—	—	—	—	—	—	45,713	1,242,022
William M. Wagner	N/A	450,000	900,000	2,700,000	—	—	—	—	—
Time-Based Award	01/28/2025	—	—	—	—	—	—	21,168	575,135
James B. Callister	N/A	450,000	900,000	2,700,000	—	—	—	—	—
Time-Based Award	01/28/2025	—	—	—	—	—	—	21,168	575,135
1.Represents the threshold, target and maximum award opportunities for performance-based cash awards payable for 2025 under our annual performance-based cash incentive award program. The actual cash incentive awards earned for 2025 are reflected in the “Summary Compensation Table — 2023 — 2025” above under the caption “Non-Equity Incentive Plan Compensation.” For a description of the material terms of the cash incentive plan awards reported in the table above, see “Compensation Discussion and Analysis — 2025 Executive Compensation Decisions in Detail — Annual Cash Incentives.”
2.The amounts in this column represent the aggregate fair value of each award on its grant date, computed in accordance with ASC Topic 718. We valued the time-based restricted stock awards granted on January 28, 2025 by multiplying the closing price of our Common Stock on that date ($27.17) by the number of shares of restricted stock awarded. For a description of the material terms of these restricted stock awards, see “Compensation Discussion and Analysis — 2025 Executive Compensation Decisions in Detail — Long-Term Equity Incentives — 2024 Performance Award.”

46	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2025. As of December 31, 2025, the only outstanding equity awards granted to our named executive officers are restricted stock or stock unit awards.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

David M. Sedgwick	1/28/2025	45,713	1,652,982	—	—
	12/18/2024	87,657	3,169,677	87,657	3,169,677
	12/15/2023	38,038	1,375,454	57,057	2,063,181
	12/15/2022	14,390	520,342	43,170	1,561,027
William M. Wagner	1/28/2025	21,168	765,435	—	—
	12/18/2024	28,308	1,023,617	28,308	1,023,617
	12/15/2023	15,828	572,340	23,742	858,511
	12/15/2022	8,711	314,990	26,133	944,969
James B. Callister	1/28/2025	21,168	765,435	—	—
	12/18/2024	28,308	1,023,617	28,308	1,023,617
	12/15/2023	16,126	583,116	24,189	874,674
	12/15/2022	8,465	306,094	25,395	918,283
1.The remaining unvested portion of the restricted stock awards granted on December 15, 2022 vested on January 31, 2026. One-half of the restricted stock awards granted on December 15, 2023 vested on January 31, 2026 and the remaining unvested portion vests on January 31, 2027. One-third of the restricted stock awards granted on December 18, 2024 vested on January 31, 2026 and the remaining portions vest in equal installments on January 31, 2027 and 2028. The restricted stock awards granted on January 28, 2025 vested on January 31, 2026 .
2.Market value of unvested restricted stock is based on the closing price of our Common Stock of $36.16 as of December 31, 2025, which was the last trading day in 2025.
3.Represents shares underlying restricted stock unit awards that are scheduled to cliff vest following the compensation committee’s determination of achievement of the Company’s total stockholder return relative to a comparable set of other healthcare real estate investments trusts over a three-year performance period commencing on January 1 occurring in the year after the grant date of the award and ending on December 31 of the final year of the three-year performance period. In each case, the restricted stock units shown are based on the target level which is 100% of the original award. The actual amount that will vest can range from 0% to 200%. The restricted stock units granted on December 15, 2022 cliff vested in January 2026 at a 200% performance level following the compensation committee’s certification of the Company’s relative total stockholder return for the applicable three-year performance period.
4.Market value of unvested restricted stock or stock units is based on the closing price of our Common Stock of $36.16 as of December 31, 2025, which was the last trading day in 2025.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	47

EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS
Option Exercises and Stock Vested in 2025
The following table sets forth certain information with respect to restricted stock and unit awards held by our named executive officers that vested during 2025.

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

David M. Sedgwick(2)	142,850	4,744,183
William M. Wagner(2)	84,390	2,816,660
James B. Callister(2)	83,241	2,769,828
1.The value realized on vesting is determined by multiplying the number of shares of restricted stock or units that vested by the per-share closing price of our Common Stock on the vesting date. The values reported do not represent the actual cash value realized by the named individual upon the vesting of shares to the extent such individual did not immediately sell the shares upon vesting.
2.Includes the following number of shares related to TSR awards that vested following a three-year performance period that ended December 31, 2025 based on the Company’s TSR performance relative to a custom TSR peer group during that period: Mr. Sedgwick (99,240 shares), Mr. Wagner (60,075 shares) and Mr. Callister (58,379 shares).
Potential Payments Upon Termination or Change in Control
The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment with us or a change in control of the Company. We do not have employment agreements with any of our named executive officers, so these benefits are generally provided under the CIC and Severance Agreement we have entered into with each of our named executive officers or under the terms governing outstanding equity-based awards.
Severance Benefits — Change in Control and Severance Agreement
The CIC and Severance Agreement provides that if an executive’s employment is terminated by us without “cause” or by the executive for a “good reason” (as those terms are defined in the CIC and Severance Agreement), the executive will be entitled to receive the following benefits: (1) a lump sum payment equal to one times (or two times for Mr. Sedgwick) the executive’s annual base salary, (2) a lump sum payment equal to the executive’s target annual cash incentive opportunity, and (3) reimbursement of the premiums charged to continue the executive’s and his dependents’ benefits under COBRA for up to 18 months (and subject to earlier termination upon the executive beginning new full-time employment) (the “COBRA Benefits”).
If an executive’s termination without cause or for good reason occurs upon or following a change in control of the Company, then in lieu of the benefits described above, the executive will be entitled to receive the following benefits: (1) a lump sum payment equal to two times (or three times for Mr. Sedgwick) the sum of (a) the executive’s annual base salary and (b) the average annual cash incentive opportunity actually earned for the three years preceding the year in which the executive’s termination of employment occurs, (2) full vesting of all outstanding time-based equity awards (with any performance-based awards vesting in accordance with the terms of the award agreement) and (3) the COBRA Benefits. No executive is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control of the Company, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

48	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
If an executive’s employment is terminated as a result of an “authorized retirement” (as such term is defined in the CIC and Severance Agreement), the executive will be entitled to receive the COBRA Benefits, full vesting of all outstanding time-based equity awards and vesting of the performance-based awards pursuant to the terms of the award agreement.
If an executive’s employment terminates due to the executive’s death or disability, the executive will be entitled to receive (1) a lump sum payment equal to the executive’s target annual cash incentive opportunity, (2) full vesting of all outstanding equity awards (with any performance-based awards vesting at the target performance level) and (3) the COBRA Benefits (but only for up to 12 months).
In order to receive any of the foregoing benefits payable upon a termination without cause, for good reason or an authorized retirement, the executive must execute and not revoke a full release of claims in favor of us.
The CIC and Severance Agreement includes an indefinite restriction on an executive’s disclosure of our confidential information and a 2-year post termination restriction on an executive’s solicitation of our employees and independent contractors.

Accelerated Vesting — Equity Awards. Pursuant to the terms of our stockholder-approved equity incentive plan, outstanding restricted stock and unit awards granted to the named executive officers under the equity incentive plan that are subject to time-based vesting requirements are subject to accelerated vesting in connection with a change in control of the Company. As to PRSUs outstanding at the time of a change in control of the Company, the number of shares eligible to vest with respect to any performance period that has not ended as of the change in control will be determined based on the greater of (a) the target level of performance for that performance period or (b) the performance level attained had such performance period ended in connection with the change in control, and the award will accelerate and become vested in connection with the change in control if the award is to be terminated in connection with the change in control (and not assumed or continued by the Company or a successor entity following the change in control).
Benefits Payable Upon Termination or Change in Control Occurring on December 31, 2025
The following table provides information concerning the potential termination or change in control payments that would have been made to each named executive officer under the circumstances described above. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the named executive officers, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control) occurred on December 31, 2025. In the following table, we use the term “involuntary termination” to refer to termination by us without cause or by the executive for good reason.

	Cash Severance ($)	Equity Acceleration Value ($)(1)	Health Benefits ($)	Total ($)(2)

David M. Sedgwick
Authorized Retirement (3)	—	—	—	—
Death or Disability	2,500,000	11,951,314	57,936	14,509,250
Involuntary Termination (4)	2,000,000	—	86,904	2,086,904
Involuntary Termination in Connection With Change in Control	15,997,530	11,951,314	86,904	28,035,748
William M. Wagner
Authorized Retirement	—	4,558,510	86,904	4,645,414
Death or Disability	900,000	4,558,510	57,936	5,516,446

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EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS

	Cash Severance ($)	Equity Acceleration Value ($)(1)	Health Benefits ($)	Total ($)(2)

Involuntary Termination (4)	600,000	—	86,904	686,904
Involuntary Termination in Connection With Change in Control	4,515,869	4,558,510	86,904	9,161,283
James B. Callister
Authorized Retirement (3)	—	—	—	—
Death or Disability	900,000	4,576,554	37,680	5,514,234
Involuntary Termination (4)	600,000	—	56,520	656,520
Involuntary Termination in Connection With Change in Control	4,474,773	4,576,554	56,520	9,107,847
1.The equity acceleration value for each named executive officer is based upon the closing price of our Common Stock of $36.16 on December 31, 2025, which was the last trading day in 2025. For an authorized retirement, we have assumed that all outstanding performance-based restricted stock and units will vest at target.
2.We have assumed that no named executive officer’s severance benefits would be “cut back” under his CIC and Severance Agreement in order to obtain the greatest after-tax benefit after giving effect to the excise tax imposed under Section 4999 of the Code. The actual severance benefits payable to the named executive officers may be less than the reported amounts as a result of the application of this “cut-back.”
3.The named executive officer did not satisfy the conditions of an “authorized retirement” (as such term is defined in the CIC and Severance Agreement) as of December 31, 2025.
4.None of the named executive officers would have been entitled to an additional pro-rated bonus payment from us for a termination of employment occurring at the end of the 2025 calendar year, so the pro-rated bonus-based severance provisions contained in each executive’s CIC and Severance Agreement would not result in any additional severance amounts for a termination occurring at year end.
Retirement of Mr. Wagner. Mr. Wagner retired as our Chief Financial Officer effective December 31, 2025 and as an employee of the Company effective January 31, 2026. Pursuant to his CIC and Severance Agreement, Mr. Wagner satisfied the conditions of an “authorized retirement” (as such term is defined in the CIC and Severance Agreement). Accordingly, in connection with Mr. Wagner’s retirement, Mr. Wagner became entitled to receive the COBRA Benefits, all of his outstanding time-based equity awards vested in full and his outstanding performance-based awards vested based on actual TSR performance determined as if the last day of the performance period had been September 22, 2025, the last business day prior to public disclosure of Mr. Wagner’s intent to retire.
Pay Ratio Disclosure
Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure, we have determined that our Chief Executive Officer’s total compensation for 2025 was $10,002,522, and the median of the total 2025 compensation of all of our employees (excluding our Chief Executive Officer) was $182,087. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for 2025 to the median of the total 2025 compensation of all of our employees (excluding our Chief Executive Officer) to be 54.93 to 1.

50	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
We identified the median employee by taking into account the total gross wages as reported on Form W-2 (or P60 for employees in the U.K.) paid in 2025 to all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2025. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments or estimates with respect to their total cash compensation for 2025, although we did annualize the compensation for any permanent employees who were not employed by us for all of 2025. We believe gross wages for all employees is an appropriate measure because generally all employees are eligible to receive annual equity awards.
Once the median employee was identified as described above, that employee’s annual total compensation for 2025 was determined using the same rules that apply to reporting the compensation of our named executive officers (including our Chief Executive Officer) in the “Total” column of the “Summary Compensation Table - 2023 - 2025” above. The total compensation amounts included in the first paragraph of this pay ratio disclosure were determined based on that methodology.
We believe that the pay ratio disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by other REITs or other public companies.
Pay Versus Performance Disclosure
Pursuant to the Exchange Act, we are required to disclose in this Proxy Statement certain information comparing the total compensation of our Chief Executive Officer and the average total compensation of our other named executive officers, in each case both as reported in the Summary Compensation Table presented in this Proxy Statement and as “actually paid” to such named executive officers as determined pursuant to applicable SEC rules, to the Company’s performance as presented in the table below. In this discussion, our Chief Executive Officer in each applicable year is also referred to as our principal executive officer or “PEO”, and our other named executive officers in each applicable year are referred to as our “Non-PEO NEOs.” The calculations and analysis below do not necessarily reflect the Company’s approach to aligning compensation with performance. For information concerning the Company’s compensation philosophy and how our executive compensation program is designed to align compensation with performance, please see “Compensation Discussion and Analysis” above.
Pay Versus Performance Table

			Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2)	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)			Total Stockholder Return ($)(4)	Peer Group Total Stockholder Return ($)(4)	Net Income (Loss) ($ in 000’s)(5)	NFFO Per Share ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	10,002,522	17,231,937	3,885,635	7,089,291	208.26	137.53	320,538	1.76
2024	9,620,494	12,084,961	3,778,167	4,917,515	169.91	123.47	125,080	1.50
2023	5,430,306	6,850,721	2,565,181	3,246,204	134.60	113.54	53,735	1.41
2022	3,938,909	2,915,967	1,511,853	483,338	105.83	99.82	(7,506)	1.49
2021	6,727,006	7,030,740	4,340,601	4,579,656	122.62	132.23	71,982	1.49
1.The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Sedgwick for 2025, 2024, 2023 and 2022 and for Mr. Stapley, former Chief Executive Officer, for 2021 in the “Total” column of the Summary Compensation Table. Refer to “Executive

CARETRUST REIT, INC.	2026 PROXY STATEMENT	51

EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS
Compensation Tables — Summary Compensation Table — 2023-2025” for further detail on the total compensation paid to our named executive officers for the applicable years covered by the Summary Compensation Table.
2.The dollar amounts reported in columns (c) and (e) represent the amount of “compensation actually paid” to our PEO and the average of our non-PEO NEOs in each applicable year, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the compensation actually paid:

	2021		2022		2023		2024		2025
Adjustments (a)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)

Reported Summary Compensation Table Total	6,727,006	4,340,601	3,938,909	1,511,853	5,430,306	2,565,181	9,620,494	3,778,167	10,002,522	3,885,635
Deduction for Amounts Reported under “Stock Awards” Column in the Summary Compensation Table for Fiscal Year	(4,477,306)	(3,223,026)	(1,957,759)	(604,779)	(2,788,376)	(1,222,239)	(5,314,644)	(1,777,743)	(1,242,022)	(575,135)
Increase at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	4,619,799	3,397,044	1,839,474	568,763	2,777,535	1,218,873	5,223,480	1,750,708	1,698,924	786,709
Increase for Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—	—	—	—	—	—
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	99,117	40,230	(691,447)	(355,498)	1,091,253	540,113	2,090,099	1,004,932	5,327,097	2,131,301
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	62,124	24,807	(148,030)	(598,019)	638,621	321,613	465,532	161,451	1,445,416	860,781
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	(65,180)	(38,982)	(298,618)	(177,337)	—	—	—	—

52	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES

	2021		2022		2023		2024		2025
Adjustments (a)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)

Increase Based on Dividends or Other Earnings Paid on Outstanding and Unvested Stock Awards	—	—	—	—	—	—	—	—	—	—
Increase Based on Incremental Fair Value of Options/SARs Modified During Applicable Fiscal Year	—	—	—	—	—	—	—	—	—	—
Increase for Service Cost and, If Applicable, Prior Service Cost for Pension Plans	—	—	—	—	—	—	—	—	—	—
Compensation Actually Paid	$7,030,740	$4,579,656	$2,915,967	$483,338	$6,850,721	$3,246,204	$12,084,961	$4,917,515	$17,231,937	$7,089,291
a.In making each of the adjustments, the “value” of a stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards for financial statement reporting purposes. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.
3.The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, 2024 and 2023, William M. Wagner and James B. Callister, (ii) for 2022, Gregory K. Stapley, William M. Wagner, James B. Callister and Mark D. Lamb; and (iii) for 2021, David M. Sedgwick, William M. Wagner and Mark D. Lamb.
4.Total stockholder return represents cumulative total stockholder return on a fixed investment of $100 in our Common Stock for the period beginning on the last trading day of 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes. Peer total stockholder return represents cumulative total stockholder return on a fixed investment of $100 in the MSCI U.S. Total Return Index (RMS) for the period beginning on the last trading day of 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes.
5.Represents our net income (loss) reported in our audited financial statements for the applicable year.
6.Represents our normalized funds from operations, or NFFO, per share. NFFO is an important supplemental measure not computed in accordance with GAAP. We define NFFO as FFO defined in accordance with Nareit’s definition (calculated as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures), and adjusted for certain revenue and expense items that we do not believe are indicative of our ongoing operating results, such as write-off of deferred financing costs, gains or losses on foreign currency transactions, accelerated amortization of lease intangibles, net of noncontrolling interests’ share, provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, accelerated amortization of stock-based compensation, non-routine transaction costs, loss on extinguishment of debt, extraordinary incentive plan payment, unrealized gain or loss on other real estate related investments and property operating expenses.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES	TABLE OF CONTENTS
Description of Relationship Between Information Presented in Pay Versus Performance Table
The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as presented in the table above for each of the last five fiscal years against our total stockholder return and the total stockholder return for the RMS (each calculated as described in footnote (4) of the table above) over that period of time.
The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as reported in the table above for each of the last five fiscal years against our net income (loss) in each of those years.

54	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES
The following chart illustrates the Compensation Actually Paid for our PEO and the average Compensation Actually Paid for our Non-PEO NEOs as reported in the table above for each of the last five fiscal years against our NFFO in each of those years.
Financial Performance Measures
Following is an unranked list of financial performance measures we consider most important in linking the compensation actually paid to our named executive officers for 2025 with our performance.
•NFFO per share (used for our annual cash incentive plan)
•Average Quarterly Net Debt to Normalized Run Rate EBITDA (used for our annual cash incentive plan)
•Capital Deployment (used for our annual cash incentive plan)
•Relative TSR (used for our long-term incentive plan)
In addition to the financial performance measures listed above, we view our stock price, upon which the value of all of our long-term incentive awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management team with the interests of our stockholders.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	55

Director Compensation
Director Compensation Program
We provide cash and stock compensation to our Non-Employee Directors for their services as directors or members of committees of the Board of Directors. Effective in April 2025, the Board of Directors approved an increase in the annual cash retainer and the annual stock compensation payable to Board members, as described below. We also reimburse our Non-Employee Directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.
Each member of our Board of Directors who is not our employee is entitled to receive an annual cash retainer for their service on our Board of Directors and its committees. The cash retainers payable for 2025 were as follows:
•$85,000 per year for service as a Board member;
•$30,000 per year for service as chairperson of the audit committee;
•$25,000 per year for service as chairperson of the compensation committee;
•$25,000 per year for service as chairperson of the nominating and corporate governance committee; and
•$25,000 per year for service as chairperson of the SCR committee.
Further, the Chair of the Board receives an additional annual cash retainer of $130,000 per year for service as non-executive Chair of the Board.
Each member of our Board may elect to have his or her fees that would otherwise be paid in cash converted into an award of restricted stock (subject to a one-year vesting requirement).
In addition, pursuant to the Non-Employee Director Compensation Policy, for 2025 our Non-Employee Directors were entitled to receive an annual, non-discretionary grant of restricted stock, with a grant date value of $145,000. Prior to 2026, these awards were generally granted on the date of our annual meeting of stockholders and vest in full on the earlier of the first anniversary of the grant date or the date of the following year’s annual meeting of stockholders, subject to the Non-Employee Directors’ continued service as a director through the vesting date. The number of shares of restricted stock subject to the 2025 award was determined by dividing $145,000 by the per-share closing price (in regular trading) of our Common Stock on the date of grant, rounded up to the nearest whole share.
Director Stock Ownership Guidelines
The Board has adopted a stock ownership policy that is applicable to our directors. We believe that this policy aligns the interests of our directors with those of our stockholders by requiring directors to have direct ownership in shares of our Common Stock. The policy requires each non-employee director to own shares of our Common Stock having a value equal to at least six times his or her annual cash retainer (excluding additional retainers for chairpersons, committee members and meeting fees). Our Non-Employee Directors were required to be in compliance with this ownership level by the later of December 31, 2023 or five years from the date he or she is appointed to the Board, and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. As of December 31, 2025, all of our Non-Employee Directors met the ownership requirement or were within the five-year period since first becoming a director to acquire the applicable level of ownership.

56	2026 PROXY STATEMENT	CARETRUST REIT, INC.

TABLE OF CONTENTS	DIRECTOR COMPENSATION
2025 Director Compensation Table
The following table sets forth the compensation paid to our Non-Employee Directors for the year ended December 31, 2025.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)

Diana M. Laing(3)	240,000	145,000	385,000
Anne Olson	110,000	145,000	255,000
Spencer G. Plumb	110,000	145,000	255,000
Careina D. Williams	115,000	145,000	260,000
1.The compensation paid to Mr. Sedgwick, the Company’s President and Chief Executive Officer is not included in this table because Mr. Sedgwick was an employee of the Company during his respective service as a director and received no additional compensation for service as director. Mr. Sedgwick’s compensation is disclosed in the “Summary Compensation Table — 2023 — 2025” above.
2.The amounts in this column represent the aggregate fair value of each annual equity award on its grant date, computed in accordance with ASC Topic 718. We valued the stock awards as of the grant date by multiplying the closing price of our Common Stock on that date by the number of shares of stock awarded. As of December 31, 2025, each of our Non-Employee Directors held the following number of unvested restricted stock awards:

Name	Number of Unvested Restricted Stock Awards (#)

Diana M. Laing	5,037
Anne Olson	5,037
Spencer G. Plumb	5,037
Careina D. Williams	5,037
3.Ms. Laing serves as our non-executive Chair of the Board.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	57

Equity Compensation
Plan Information
We currently maintain one equity compensation plan: The CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (the “Plan”). The Plan provides for the granting of stock-based compensation, including stock options, restricted stock, performance awards, restricted stock units and other incentive awards to officers, employees and directors in connection with their employment with or services provided to the Company.
The following table sets forth the number of shares of Common Stock subject to outstanding awards under the Plan and the number of shares remaining available for future award grants under the Plan as of December 31, 2025. Except for TSR awards granted in the form of stock units, the only outstanding equity awards under the Plan as of December 31, 2025 are restricted stock awards, which are not considered outstanding equity awards under the Plan for purposes of the table below.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)

Equity compensation plans approved by stockholders	249,261	(1)	N/A	3,107,542	(2)
Equity compensation plans not approved by stockholders	N/A		N/A	N/A
Total	249,261		N/A	3,107,542
1.Represents performance-based TSR awards at the target performance level.
2.Of the aggregate number of shares that remained available for future issuance, all were available under the Plan and may be used for any type of award authorized under the Plan.

58	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Proposal Two
Advisory Approval of Named Executive Officer Compensation
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related compensation disclosure rules of the SEC, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders and to foster a pay-for-performance culture. Our compensation programs are designed to reward our named executive officers for the achievement of the Company’s corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the compensation committee of the Board of Directors. Although the vote is non-binding, the compensation committee will consider the voting results when it evaluates whether any changes should be made to the Company’s compensation program.
Accordingly, we ask our stockholders to approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”
We intend to provide our stockholders with an opportunity to approve the compensation of the Company’s named executive officers each year at the annual meeting of stockholders. It is expected that the next vote to approve the compensation of the Company’s named executive officers will be held at our 2027 annual meeting of stockholders.
Recommendation of the Board of Directors

Vote
Our Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR our named executive officer compensation.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	59

Independent Registered Public Accounting Firm
Deloitte has served as our independent registered public accounting firm since February 2019.
Principal Accountant Fees and Services
The following table presents fees for professional services rendered by Deloitte for the years ended December 31, 2025 and 2024:

	2025 ($)	2024 ($)

Audit Fees(1)	1,672,759	1,258,269
Audit Related Fees(2)	752,089	—
Tax Compliance Fees(3)	392,615	386,869
Tax Planning and Tax Advice Fees(4)	1,181,237	—
All Other Fees(5)	1,895	1,895
Total	4,000,595	1,647,033
1.Audit Fees consist principally of fees for the audit of our financial statements and internal control over financial reporting and review of our financial statements included in our Quarterly Reports on Form 10-Q, fees incurred in connection with proposed securities offerings, including those that require registration statements filed with the SEC, and accounting consultations.
2.Audit related fees primarily relate to due diligence services for acquisitions or potential acquisitions.
3.Tax compliance fees primarily represent the preparation or review of tax returns.
4.Tax planning and tax advice fees encompass a diverse range of services, including tax advice related to acquisitions and requests for rulings or technical advice from taxing authorities.
5.All Other Fees consist of fees related to Deloitte’s annual online subscription research tool.
Pre-Approval Policies
The audit committee has adopted a policy that requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. The audit committee has delegated to the chairperson of the audit committee the authority to pre-approve any audit and permitted non-audit services necessary between regularly scheduled meetings of the audit committee and the chairperson must then report any such approval decisions to the full audit committee at its next scheduled meeting. Our audit committee pre-approved all audit, audit-related, tax and other services performed by Deloitte in 2025 and 2024.

60	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Proposal Three
Ratification of Appointment of Independent Registered Public Accounting Firm
We are asking the stockholders to ratify our audit committee’s appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. See above under “Independent Registered Public Accounting Firm” for additional information. We are not required to submit the appointment of Deloitte as our independent registered public accounting firm for stockholder approval. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
Recommendation of the Board of Directors

Vote
Our Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2026. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	61

Audit Committee Report
Our audit committee has reviewed and discussed with our management our audited consolidated financial statements and the establishment and maintenance of internal control over financial reporting and has discussed with Deloitte, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
Our audit committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence. Our audit committee has also considered whether the provision of non-audit services provided to us by Deloitte is compatible with maintaining Deloitte’s independence and has discussed with Deloitte its independence.
Based on the review and discussions referred to above, our audit committee recommended to our Board of Directors that the audited financial statements for the Company’s year ended December 31, 2025 be included in our Annual Report for the year ended December 31, 2025, which was filed with the SEC on February 12, 2026. The audit committee also appointed Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2026 and is seeking ratification of such appointment by the stockholders.
Audit Committee of the Board of Directors
Careina D. Williams (Chair)
Anne Olson
Spencer G. Plumb

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

62	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us with respect to beneficial ownership of our Common Stock as of March 5, 2026 for (i) each director and director nominee, (ii) each person known by us to beneficially own greater than 5% of our Common Stock, (iii) our named executive officers, and (iv) all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The percentage of shares beneficially owned is determined based on 223,237,235 shares of Common Stock outstanding as of March 5, 2026. Except as affected by applicable community property laws or as otherwise noted below, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned (#)	Number of Shares of Restricted Stock Beneficially Owned(2) (#)	Total Beneficial Ownership (in shares)(2) (#)	Percent of Class (%)

Named Executive Officers, Directors and Director Nominees:
David M. Sedgwick	353,652	77,457	431,109	*
James B. Callister	90,815	26,935	117,750	*
William M. Wagner(3)	276,781	—	276,781	*
Diana M. Laing	31,734	5,037	36,771	*
Anne Olson	18,118	5,037	23,155	*
Spencer G. Plumb	40,740	5,037	45,777	*
Gregory K. Stapley (4)	806,482	—	806,482	*
Careina D. Williams	18,118	5,037	23,155	*
All Current Executive Officers and Directors as a Group (8 Persons)	1,359,659	124,540	1,484,199	*
Five Percent Stockholders:
Blackrock, Inc.(5)	36,787,947	—	36,787,947	16.48
Cohen & Steers, Inc(6)	18,590,517	—	18,590,517	8.33
The Vanguard Group(7)	17,890,906	—	17,890,906	8.01
Wellington Management Group, LLP(8)	12,355,982	—	12,355,982	5.53
FMR LLC(9)	11,514,687	—	11,514,687	5.16
*Denotes less than 1%.
1.The addresses of our officers and directors listed above are in the care of CareTrust REIT, Inc., 24901 Dana Point Harbor, Dr, Suite A200, Dana Point, California 92629.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS
2.Includes shares of restricted stock that are subject to time-based vesting. The shares of restricted stock have voting rights but cannot be disposed of until vested and are subject to forfeiture if they do not vest.
3.Reflects Mr. Wagner’s share ownership based on information known to the Company as reported in Mr. Wagner’s last Form 4 filed with the SEC, as adjusted to give effect to transactions in Company equity awards occurring since Mr. Wagner’s retirement as Chief Financial Officer.
4.Represents 806,482 shares held by the Stapley Family Trust dated April 25, 2006. Mr. Stapley and his spouse share voting and investment power over the shares held by the Stapley Family Trust.
5.Beneficial ownership information is as of September 30, 2025 and is based on information reported on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on October 17, 2025. The schedule indicates that Blackrock, Inc. has sole voting power over 36,002,775 shares of our Common Stock and sole dispositive power over 36,787,947 shares of our Common Stock. The business address of Blackrock, Inc. is 50 Hudson Yards, New York, New York 10001.
6.Beneficial ownership information is as of September 30, 2025 and is based on information reported on a Schedule 13G by Cohen & Steers, Inc. with the SEC on November 14, 2025. The schedule indicates that Cohen & Steers, Inc. has sole dispositive power over 18,590,517 shares of our Common Stock and sole voting power over 14,320,104 shares of our Common Stock. The business address of Cohen & Steers, Inc. is 1166 Avenue of the Americas, 30th Floor, New York, NY 10036.
7.Beneficial ownership information is as of December 29, 2023 and is based on information reported on a Schedule 13G/A by The Vanguard Group, Inc. (the “Vanguard Group”) with the SEC on February 13, 2024. The schedule indicates that Vanguard Group has sole dispositive power over 17,621,431 shares of our Common Stock, shared voting power over 159,480 shares of our Common Stock and shared dispositive power over 269,475 shares of our Common Stock. The business address of Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
8.Beneficial ownership information is as of December 31, 2025 and is based on information reported on a Schedule 13G by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP (collectively, “Wellington”) and Wellington Management Company LLP (“Wellington Management”) with the SEC on February 10, 2026. The schedule indicates that Wellington has shared voting power over 10,426,884 shares of our Common Stock and shared dispositive power over 12,355,956 shares of our Common Stock and that Wellington Management has shared voting power over 10,124,668 shares of our Common Stock and shared dispositive power over 11,373,447 shares of our Common Stock. The business address of Wellington is Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
9.Beneficial ownership information is as of September 30, 2025 and is based on information reported on a Schedule 13G/A by FMR LLC (“FMR”) and Abigail P. Johnson with the SEC on November 5, 2025. The schedule indicates that FMR has sole voting power over 11,427,795 shares of our Common Stock and sole dispositive power over 11,514,687 shares of our Common Stock and that Abigail P. Johnson has sole dispositive power over 11,514,687 shares of our Common Stock. The business address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

64	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Certain Relationships and
Related Party Transactions
Since January 1, 2025, there has not been, nor has there been proposed, any transaction in which we were or will be a party or in which we were or will be a participant involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, and for which disclosure is required pursuant to applicable rules of the SEC.
Procedures for Approval of Related Person Transactions
Our Board of Directors has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person is required to disclose to our Chief Financial Officer any proposed related person transaction and certain facts and circumstances about the proposed transaction. Our Chief Financial Officer would then assess that information and, if determined to be a related party transaction, submit the transaction to our audit committee for consideration. Based on our audit committee’s consideration of all of the relevant facts and circumstances, our audit committee will decide whether or not to approve such transaction and will generally approve only those transactions that are in, or are not inconsistent with, the best interests of CareTrust REIT. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our audit committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	65

Stockholder Proposals and Director Nominations for 2027 Annual Meeting of Stockholders
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our Bylaws, as further described below:
Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholder proposals that are intended to be presented at our 2027 annual meeting of stockholders and included in our proxy materials for such meeting must comply with the procedural and other requirements set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Secretary at our principal executive offices no later than November 13, 2026, which is 120 calendar days prior to the first anniversary of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. If we change the date of the 2027 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2027 annual meeting of stockholders.
Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. A stockholder who wishes to nominate one or more persons for election to our Board of Directors at the 2027 annual meeting of stockholders or present a proposal at the 2027 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary at our principal executive offices not earlier than October 14, 2026 (the 150th day prior to the first anniversary of the date of this Proxy Statement for the Annual Meeting), nor later than 5:00 p.m. Eastern Time on November 13, 2026 (the 120th day prior to the first anniversary of the date of this Proxy Statement for the Annual Meeting); provided, however, that in the event that the date of the 2027 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, in order for notice by the stockholder to be timely, such notice must be so delivered no earlier than the 150th day prior to the date of the 2027 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2027 annual meeting of stockholders, as originally convened, or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. The public announcement of a postponement or adjournment of the 2027 annual meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as described above. The stockholder’s written notice must include certain information concerning the stockholder and each nominee or proposal as specified in Article II, Section 11 of our Bylaws.
In accordance with our Bylaws, the foregoing deadline and notice requirements set forth in Article II, Section 11 of our Bylaws are also intended to apply to and satisfy the deadline and notice requirements set forth in paragraph (b) of Rule 14a-19 under the Exchange Act with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting of stockholders.

66	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Notice of stockholder proposals and director nominations must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629. It is recommended that stockholders submitting notice of proposals or nominations direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chair of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and applicable conditions established by the SEC.
Other Matters
As of the date of this Proxy Statement, we do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.
Delivery of Documents to Stockholders Sharing an Address
As permitted by applicable SEC rules, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629, Attn: Secretary or by telephone at (949) 542-3130.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	67

Available Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains such reports, and other information about issuers, like us, which file electronically with the SEC. The address of that site is www.sec.gov. We also make available our reports on Form 10-K, 10-Q, and 8-K (as well as all amendments to these reports), and other information, free of charge, at the Investor Relations section of our website at www.caretrustreit.com. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.
A copy of our Annual Report has been posted, and is available without charge, on our website at www.caretrustreit.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our Annual Report has also been provided to you. In addition, a copy of our Annual Report (including the financial statements and schedules thereto), which we filed with the SEC on February 12, 2026, will be provided without charge to any person to whom this Proxy Statement is mailed upon the written request of any such person to James B. Callister, Secretary, CareTrust REIT, Inc., 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629.

68	2026 PROXY STATEMENT	CARETRUST REIT, INC.

Appendix A —
Reconciliation of Non-GAAP Financial Measures
Funds from Operations and Normalized Funds from Operations
Funds from operations, or “FFO,” as defined by Nareit, and funds available for distribution, or “FAD,” are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, adjustments for the share of consolidated joint ventures, and adjustments for unconsolidated partnerships and joint ventures. Noncontrolling interests’ pro rata share information is prepared by applying noncontrolling interests’ actual ownership percentage for the period and is intended to reflect noncontrolling interests’ proportionate economic interest in the financial position and operating results of properties in our portfolio. The Company computes FFO attributable to CareTrust REIT, Inc. in accordance with Nareit’s definition.
FAD attributable to CareTrust REIT, Inc. is defined as FFO attributable to CareTrust REIT, Inc. excluding noncash income and expenses, such as accrued interest income, amortization of stock-based compensation, amortization of deferred financing fees, amortization of above and below market intangibles, amortization of lease incentives, the effects of straight-line rent and adjustments for the share of consolidated joint ventures. The Company considers FAD attributable to CareTrust REIT, Inc. to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports normalized FFO attributable to CareTrust REIT, Inc., or “NFFO,” and normalized FAD attributable to CareTrust REIT, Inc., or “NFAD,” which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as write-off of deferred financing costs, gains or losses on foreign currency transactions, accelerated amortization of lease incentives, net of noncontrolling interests’ share, provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, amortization of stock-based compensation related to extraordinary incentive plan, qualifying retirement benefits, other income and expenses, unrealized gains or losses on other real estate related investments, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare NFFO and NFAD between periods more consistently.

CARETRUST REIT, INC.	2026 PROXY STATEMENT	A-1

TABLE OF CONTENTS	APPENDIX A
While FFO, NFFO, FAD and NFAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, NFFO, FAD and NFAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, NFFO, FAD and NFAD may not be comparable to FFO, NFFO, FAD and NFAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of FFO, NFFO, FAD and NFAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO, NFFO, FAD and NFAD to be useful measures for reviewing comparative operating and financial performance and setting incentive and executive compensation levels because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and NFAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, amortization of lease incentives, amortization of above and below market intangibles, the effects of straight-line rent, provision for loan losses, provision for doubtful accounts and lease restructuring, property operating expenses, extraordinary incentive plan payment, and unrealized gains or losses on other real estate related investments, FFO, NFFO, FAD and NFAD can help investors compare the Company’s operating performance between periods and to other REITs.
The following table presents a reconciliation of net income to NFFO, NFAD and NFFO and NFAD per share for the years ended December 31, 2025 and 2024 (in thousands, except per share amounts):

	Year Ended December 31, 2025	Year Ended December 31, 2024

Net income attributable to CareTrust REIT, Inc.	$320,538	$125,080
Real estate related depreciation and amortization	90,390	56,804
Noncontrolling interests’ share of real estate related depreciation and amortization	(10,408)	(837)
Impairment of real estate investments	2,483	42,225
(Gain) loss on sale of real estate, net	(31,548)	2,208
Funds from Operations (FFO) attributable to CareTrust REIT, Inc.	371,455	225,480
Write-off of deferred financing costs	—	354
Gain on foreign currency transactions, net	(4,012)	—
Provision for loan losses, net	—	4,900
Accelerated amortization of lease intangibles, net of noncontrolling interests’ share	(1,023)	—
Property operating (recoveries) expenses	(174)	6,891
Non-routine transaction costs	5,329	1,326
Loss on extinguishment of debt	390	657
Amortization of stock-based compensation related to extraordinary incentive plan	3,483	—

A-2	2026 PROXY STATEMENT	CARETRUST REIT, INC.

APPENDIX A	TABLE OF CONTENTS

	Year Ended December 31, 2025	Year Ended December 31, 2024

Extraordinary incentive plan payment	—	2,313
Qualifying retirement benefits	1,896	—
Other expenses	359	—
Other income, net of NCI share	(2,171)	—
Unrealized gain on other real estate related investments, net	(15,831)	(9,045)
Normalized FFO attributable to CareTrust REIT, Inc.	$359,701	$232,876
Net income attributable to CareTrust REIT, Inc.	$320,538	$125,080
Real estate related depreciation and amortization	90,390	56,804
Noncontrolling interests’ share of real estate related depreciation and amortization	(10,408)	(837)
Amortization of deferred financing fees	4,140	2,461
Amortization of stock-based compensation	6,766	6,130
Amortization of stock-based compensation related to extraordinary incentive plan	3,483	—
Straight-line rental income	(8,753)	28
Amortization of lease incentives	193	22
Noncontrolling interests’ share of amortization of lease incentives	(96)	(6)
Amortization of above and below market lease intangible	(2,369)	(2,885)
Noncontrolling interests’ share of amortization of below market leases	1,080	463
Accelerated amortization of lease intangibles, net of noncontrolling interests' share	(1,023)	—
Non-cash interest income	(632)	(281)
Impairment of real estate investments	2,483	42,225
(Gain) loss on sale of real estate, net	(31,548)	2,208
Funds Available for Distribution (FAD) attributable to CareTrust REIT, Inc.	374,244	231,412
Write-off of deferred financing costs	—	354
Gain on foreign currency transactions, net	(4,012)	—
Provision for loan losses	—	4,900
Property operating (recoveries) expenses	(174)	6,891
Non-routine transaction costs	5,329	1,326
Loss on extinguishment of debt	390	657
Extraordinary incentive plan payment	—	2,313
Qualifying retirement benefits	1,896	—

CARETRUST REIT, INC.	2026 PROXY STATEMENT	A-3

TABLE OF CONTENTS	APPENDIX A

	Year Ended December 31, 2025	Year Ended December 31, 2024

Other expenses	359	—
Other income, net of NCI share	(2,171)	—
Unrealized gain on other real estate related investments, net	(15,831)	(9,045)
Normalized FAD attributable to CareTrust REIT, Inc.	$360,030	$238,808
FFO per share attributable to CareTrust REIT, Inc.	$1.82	$1.45
Normalized FFO per share attributable to CareTrust REIT, Inc.	$1.76	$1.50
FAD per share attributable to CareTrust REIT, Inc.	$1.83	$1.49
Normalized FAD per share attributable to CareTrust REIT, Inc.	$1.76	$1.54
Diluted weighted average shares outstanding(1)	204,351	155,325
1.Diluted weighted average shares have been calculated using the treasury stock method.
EBITDA and Normalized Run Rate EBITDA
EBITDA attributable to CareTrust REIT, Inc. represents net income before interest expense (including amortization of deferred financing costs), income tax expense, amortization of stock-based compensation, depreciation and amortization, and adjustments for the share of consolidated joint ventures. Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as the write-off of deferred financing costs, real estate impairment charges, gains or losses on foreign currency transactions, provisions for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, non-routine transaction costs, loss on extinguishment of debt, accelerated amortization of lease intangibles, net of noncontrolling interests’ share, extraordinary incentive plan payments, qualifying retirement benefits, unrealized gains or losses on other real estate related investments, and other income and expenses and include the effect of investments completed during the three months ended for the respective period as though such investments were completed as of the beginning of the period. EBITDA attributable to CareTrust REIT, Inc. and Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA attributable to CareTrust REIT, Inc. and Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA attributable to CareTrust REIT, Inc. and Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. may not be comparable to EBITDA and Normalized Run Rate EBITDA reported by other REITs.

A-4	2026 PROXY STATEMENT	CARETRUST REIT, INC.

APPENDIX A	TABLE OF CONTENTS
The following table presents a quarterly reconciliation of net income to EBITDA and Normalized Run Rate EBITDA for the year ended December 31, 2025 (in thousands):

	Quarter Ended March 31, 2025	Quarter Ended June 30, 2025	Quarter Ended September 30, 2025	Quarter Ended December 31, 2025

Net income attributable to CareTrust REIT, Inc.	$65,802	$68,545	$74,901	$111,290
Depreciation and amortization	17,841	21,215	24,309	27,142
Noncontrolling interests’ share of real estate related depreciation and amortization	(2,223)	(2,513)	(2,796)	(2,876)
Interest expense	6,669	13,038	12,622	11,378
Income tax expense	—	1,030	2,077	1,894
Amortization of stock-based compensation	3,093	1,945	1,700	28
Amortization of stock-based compensation related to extraordinary incentive plan	816	1,081	793	793
EBITDA attributable to CareTrust REIT, Inc.	91,998	104,341	113,606	149,649
Impairment of real estate investments	—	—	452	2,031
(Gain) loss on foreign currency transactions, net	—	(4,413)	298	103
Property operating (recoveries) expenses	(105)	1,090	402	(1,561)
Gain on sale of real estate, net	(3,876)	—	—	(27,672)
Loss on extinguishment of debt	—	—	390	—
Non-routine transaction costs	888	61	560	3,820
Accelerated amortization of lease intangibles, net of noncontrolling interests’ share	—	—	(1,023)	—
Qualifying retirement benefits	—	—	—	1,896
Other expenses	—	—	—	359
Other income, net of NCI shares	—	—	—	(2,171)
Unrealized gain on other real estate related investments, net	(1,287)	(1,968)	(3,603)	(8,973)
Normalized EBITDA attributable to CareTrust REIT, Inc.	87,618	99,111	111,082	117,481
Full impact of annual investments(1)	82	10,126	615	2,747
Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.	$87,700	$109,237	$111,697	$120,228
Total Debt	$825,000	$1,161,990	$900,000	$900,000
Cash, cash equivalents, restricted cash and escrow deposits on acquisitions of real estate	(667,101)	(306,051)	(712,480)	(339,295)
Net proceeds from ATM forward(2)	—	—	—	(238,033)
Net Debt	$157,899	$855,939	$187,520	$322,672

CARETRUST REIT, INC.	2026 PROXY STATEMENT	A-5

TABLE OF CONTENTS	APPENDIX A

	Quarter Ended March 31, 2025	Quarter Ended June 30, 2025	Quarter Ended September 30, 2025	Quarter Ended December 31, 2025

Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.(3)	$350,800	$436,948	$446,788	$480,912
Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc.(4)	0.5x	2.0x	0.4x	0.7x
Average Quarterly Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. at December 31, 2025(5)				0.9x
1.Quarterly adjustments give effect to the investments completed and loans receivable pay downs during the three months ended for the respective period as though such investments and repayments were completed as of the beginning of the period.
2.Assumes the net proceeds from the future expected settlement of shares sold under equity forward contracts through the Company's ATM program reduces outstanding debt and assumes the shares were issued.
3.Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. is calculated as Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter multiplied by four (4).
4.Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. compares net debt as of the last day of the quarter to the Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the quarter.
5.Average Quarterly Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. at December 31, 2025 is calculated by taking the weighted average of the Net Debt to Annualized Normalized Run Rate EBITDA attributable to CareTrust REIT, Inc. for the four quarters in the year ended December 31, 2025.

A-6	2026 PROXY STATEMENT	CARETRUST REIT, INC.

BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR each of the director nominees named in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Diana M. Laing	☐	☐	☐
1b. Anne Olson	☐	☐	☐
1c. Spencer G. Plumb	☐	☐	☐
1d. David M. Sedgwick	☐	☐	☐
1e. Gregory K. Stapley	☐	☐	☐
1f. Careina D. Williams	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice, Proxy Statement and 2025 Annual Report on Form 10-K are available at www.proxyvote.com.

V84760-P46621

CARETRUST REIT, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 29, 2026 8:30 AM PDT
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David M. Sedgwick and Derek Bunker, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of the common stock of CareTrust REIT, Inc. held of record by the undersigned at the close of business on March 5, 2026, at the Annual Meeting of Stockholders of CareTrust REIT, Inc., to be held at the Company's offices, located at 24901 Dana Point Harbor Dr, Suite A200, Dana Point, California 92629, on April 29, 2026 at 8:30 a.m., PDT, and at any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

(Continued and to be marked, dated and signed on the other side)